EXHIBIT 4.6















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                      STANDARD FUNDING NOTE INDENTURE TERMS

                                 with respect to

                          ALLSTATE LIFE GLOBAL FUNDING

                            SECURED MEDIUM-TERM NOTES

                                       and

                          ALLSTATE LIFE(R) CORENOTES(R)


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Allstate Life(R) is a registered service mark of Allstate Insurance Company. CoreNotes(R) is a registered service mark of Merrill Lynch & Co., Inc.


                                TABLE OF CONTENTS

                                                                                                    PAGE


                                    ARTICLE 1
                                   DEFINITIONS

   SECTION 1.1             Certain Terms Defined.......................................................1
   SECTION 1.2             Interpretation.............................................................11

                                    ARTICLE 2
                                THE FUNDING NOTE

   SECTION 2.1             Amount Unlimited...........................................................12
   SECTION 2.2             Status of Funding Note.....................................................12
   SECTION 2.3             Forms Generally............................................................12
   SECTION 2.4             Currency; Denominations....................................................13
   SECTION 2.5             Execution, Authentication, Delivery and Date...............................14
   SECTION 2.6             Registration, Transfer and Exchange........................................15
   SECTION 2.7             Mutilated, Destroyed, Lost or Stolen Funding Note Certificates.............16
   SECTION 2.8             Interest Record Dates......................................................18
   SECTION 2.9             Cancellation...............................................................18
   SECTION 2.10            Withholding Tax............................................................19
   SECTION 2.11            Tax Treatment..............................................................19

                                    ARTICLE 3
                  REDEMPTION, REPAYMENT AND REPURCHASE OF FUNDING NOTE; SINKING FUNDS

   SECTION 3.1             Redemption of Funding Note.................................................20
   SECTION 3.2             Repayment at the Option of the Holder......................................23
   SECTION 3.3             Repurchase of Funding Note.................................................24
   SECTION 3.4             Sinking Funds..............................................................25

                                    ARTICLE 4
 PAYMENTS; FUNDING NOTE PAYING AGENTS AND FUNDING NOTE CALCULATION AGENT; COVENANTS

   SECTION 4.1             Payment of Principal and Interest..........................................26
   SECTION 4.2             Collection Account.........................................................28
   SECTION 4.3             Offices for Payments, Etc..................................................29
   SECTION 4.4             Appointment to Fill a Vacancy in Office of Funding Note Indenture
                           Trustee....................................................................29
   SECTION 4.5             Funding Note Paying Agents.................................................30
   SECTION 4.6             Funding Note Calculation Agent.............................................34
   SECTION 4.7             Certificate to Funding Note Indenture Trustee..............................37

                                       i

   SECTION 4.8             Negative Covenants.........................................................37
   SECTION 4.9             Non-Petition...............................................................37
   SECTION 4.10            Additional Amounts.........................................................38

                                    ARTICLE 5
             REMEDIES OF THE FUNDING NOTE INDENTURE TRUSTEE AND HOLDERS ON EVENT OF DEFAULT

   SECTION 5.1             Event of Default Defined; Acceleration of Maturity;
                           Waiver of Default..........................................................40
   SECTION 5.2             Collection of Indebtedness by Funding Note Indenture
                           Trustee; Funding Note Indenture Trustee May Prove
                           Debt.......................................................................43
   SECTION 5.3             Application of Proceeds....................................................46
   SECTION 5.4             Suits for Enforcement......................................................48
   SECTION 5.5             Restoration of Rights on Abandonment of Proceedings........................48
   SECTION 5.6             Limitations on Suits by Holders............................................48
   SECTION 5.7             Powers and Remedies Cumulative; Delay or Omission
                           Not Waiver of Default......................................................49
   SECTION 5.8             Control by the Holders.....................................................50
   SECTION 5.9             Waiver of Past Defaults....................................................51

                                    ARTICLE 6
                       THE FUNDING NOTE INDENTURE TRUSTEE

   SECTION 6.1             Certain Duties and Responsibilities........................................51
   SECTION 6.2             Certain Rights of the Funding Note Indenture Trustee.......................53
   SECTION 6.3             Not Responsible for Recitals, Validity of the Funding Note or
                           Application of the Proceeds................................................54
   SECTION 6.4             May Hold Funding Note; Collections, Etc....................................55
   SECTION 6.5             Funds Held by Funding Note Indenture Trustee...............................55
   SECTION 6.6             Compensation; Reimbursement; Indemnification...............................55
   SECTION 6.7             Corporate Trustee Required; Eligibility....................................56
   SECTION 6.8             Resignation and Removal; Appointment of Successor Trustee..................57
   SECTION 6.9             Acceptance of Appointment by Successor Funding Note Trustee................59
   SECTION 6.10            Merger, Conversion, Consolidation or Succession to Business of
                           Funding Note Indenture Trustee.............................................60
   SECTION 6.11            Limitations on Rights of Funding Note Indenture Trustee as Creditor........60

                                       ii

                                    ARTICLE 7
 HOLDERS' LISTS AND REPORTS BY FUNDING NOTE INDENTURE TRUSTEE AND GLOBAL FUNDING

   SECTION 7.1             Global Funding to Furnish Funding Note Indenture Trustee Names and
                           Addresses of Holders.......................................................61
   SECTION 7.2             Preservation of Information; Communication to Holders......................61
   SECTION 7.3             Reports by Funding Note Indenture Trustee..................................61
   SECTION 7.4             Reports by Global Funding..................................................62
   SECTION 7.5             Reports on Assessment of Compliance with Servicing Criteria and
                           Compliance Statements; Attestation Reports of Registered Public
                           Accounting Firm............................................................63

                                    ARTICLE 8
                             CONCERNING EACH HOLDER

   SECTION 8.1             Evidence of Action Taken by a Holder.......................................64
   SECTION 8.2             Proof of Execution of Instruments and of Holding of Funding Note...........65
   SECTION 8.3             Voting Record Date.........................................................65
   SECTION 8.4             Persons Deemed to be Owners................................................65
   SECTION 8.5             Right of Revocation of Action Taken; Binding Effect of Actions by
                           Holders....................................................................65

                                    ARTICLE 9
                      SUPPLEMENTAL FUNDING NOTE INDENTURES

   SECTION 9.1             Supplemental Funding Note Indentures Without Consent of Holders............66
   SECTION 9.2             Supplemental Funding Note Indentures with Consent of Holders...............68
   SECTION 9.3             Compliance with Trust Indenture Act; Effect of Supplemental Funding
                           Note Indentures............................................................69
   SECTION 9.4             Documents to Be Given to Funding Note Indenture Trustee....................69
   SECTION 9.5             Notation on Funding Note Certificate in Respect of Supplemental
                           Funding Note Indentures....................................................69
   SECTION 9.6             Amendment to Funding Agreement(s)..........................................70

                                   ARTICLE 10
                    CONSOLIDATION, MERGER, SALE OR CONVEYANCE

   SECTION 10.1            Global Funding May Merge, Consolidate, Sell or Convey Property
                           Under Certain Circumstances................................................71

                                      iii

                                   ARTICLE 11
                 SATISFACTION AND DISCHARGE OF FUNDING NOTE INDENTURE; UNCLAIMED FUNDS

   SECTION 11.1            Satisfaction and Discharge of Funding Note Indenture.......................72
   SECTION 11.2            Application by Funding Note Indenture Trustee of Funds Deposited
                           for Payment of Funding Note................................................73
   SECTION 11.3            Repayment of Funds Held by Funding Note Paying Agent.......................73
   SECTION 11.4            Return of Funds Held by Funding Note Indenture Trustee and Funding
                           Note Paying Agent..........................................................73

                                   ARTICLE 12
                       MEETINGS OF HOLDERS OF FUNDING NOTE

   SECTION 12.1            Purposes for Which Meetings May Be Called..................................74
   SECTION 12.2            Call, Notice and Place of Meetings.........................................74
   SECTION 12.3            Persons Entitled to Vote at Meetings.......................................75
   SECTION 12.4            Quorum; Action.............................................................75
   SECTION 12.5            Determination of Voting Rights; Conduct of Adjournment of Meetings.........76
   SECTION 12.6            Counting Votes and Recording Action of Meetings............................77

                                   ARTICLE 13
                            MISCELLANEOUS PROVISIONS

   SECTION 13.1            No Recourse................................................................78
   SECTION 13.2            Provisions of Funding Note Indenture for the Sole Benefit of
                           Parties and Holders........................................................78
   SECTION 13.3            Successors and Assigns of Global Funding Bound by Indenture................79
   SECTION 13.4            Notices and Demands on Global Funding, Funding Note Indenture
                           Trustee and any Holder.....................................................79
   SECTION 13.5            Trust Certificates and Opinions of Counsel; Statements to be
                           Contained Therein..........................................................81
   SECTION 13.6            Governing Law..............................................................82
   SECTION 13.7            Counterparts...............................................................83
   SECTION 13.8            Trust Indenture Act to Control.............................................83
   SECTION 13.9            Judgment Currency..........................................................83

                                   ARTICLE 14
                                SECURITY INTEREST

   SECTION 14.1            Security Interest..........................................................83
   SECTION 14.2            Representations and Warranties.............................................84
   SECTION 14.3            Additional Representations and Warranties..................................85
   SECTION 14.4            Further Assurances; Covenants..............................................87

                                       iv

   SECTION 14.5            General Authority..........................................................88
   SECTION 14.6            Remedies Upon Event of Default.............................................89
   SECTION 14.7            Limitation on Duties of Funding Note Indenture Trustee with Respect to Collateral..............................................................90
   SECTION 14.8            Concerning the Funding Note Indenture Trustee..............................90
   SECTION 14.9            Termination of Security Interest...........................................91


  EXHIBIT A-1         Form of Funding Note Certificate Related to Secured Medium Term Notes         A-1-1
                      Issued Under the Secured Medium Term Notes Program
  EXHIBIT A-2         Form of Funding Note Certificate Related to Secured Medium Term Notes         A-2-1
                      Issued Under The Allstate Life(R) CoreNotes(R) Program
  EXHIBIT B           Form of Certificate of Authentication                                           B-1
  EXHIBIT C           Form of Funding Note Indenture Trustee Report Pursuant to Section 7.3(f)        C-1




                                       v


     This document constitutes the Standard Funding Note Indenture Terms, which will be incorporated by reference in the Funding Note Indenture (as defined below), by and among Global Funding (as defined below) and the Funding Note
Indenture Trustee,  Funding Note Calculation  Agent,  Funding Note Exchange Rate
Agent, Funding Note Paying Agent and Funding Note Registrar (as defined below).

     These Standard Funding Note Indenture Terms shall be of no force and effect unless and until incorporated by reference into, and then only to the extent not modified by, such Funding Note Indenture.

     The  following  Standard  Funding  Note  Indenture  Terms shall  govern the
Funding Note subject to contrary terms and provisions expressly adopted in the Funding Note Indenture, any Supplemental Funding Note Indenture or the Funding
Note, which contrary terms shall be controlling.


                                   ARTICLE 1
                                   DEFINITIONS

     SECTION 1.1 Certain Terms Defined. The following terms shall have the meanings specified in this Section for all purposes of the Funding Note
Indenture and the Funding Note, unless otherwise expressly provided. All other terms used in the Funding Note Indenture which are defined in the Trust
Indenture Act or which are by reference therein defined in the Securities Act shall have the meanings (except as otherwise expressly provided in the Funding
Note Indenture or unless the context otherwise clearly requires) assigned to such terms in the Trust Indenture Act and in the Securities Act as in force at the date of the Funding Note Indenture as originally executed.

     "Additional Amounts" means any additional amounts which may be required by the Funding Note, under circumstances specified in the Funding Note Certificate or Supplemental Funding Note Indenture, to be paid by Global Funding in respect of certain taxes, assessments or other governmental charges imposed on Holders specified therein and which are owing to such Holders.

     "Administrative Services Agreement" means that certain administrative services agreement included in Part B of the Series Instrument, by and between the Trust and the Administrator, as the same may be amended, supplemented, modified, restated or replaced from time to time.

     "Administrator" means AMACAR Pacific Corp., a Delaware corporation, in its capacity as the sole administrator of the Trust, or another entity specified in the Funding Note Indenture as the Administrator, and, in each case, its permitted successors and assigns.

                                       1

     "Affiliate" means, as applied to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with, that Person and, in the case of an individual, any spouse or other member of that individual's immediate family. For the purposes of this definition, "control"
(including with correlative meanings, the terms "controlling", "controlled by" and "under common control with"), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities or by contract or otherwise.

     "Agents" has the meaning ascribed in the Distribution Agreement.

     "Amended and Restated Administrative Services Agreement" means that certain
Amended and Restated Administrative Services Agreement dated as of -, 2006, between the Global Funding Administrator and Global Funding, as the same may be amended, supplemented, modified, restated or replaced from time to time.

     "Amended and Restated Support Agreement" means that certain Amended and Restated Support and Expenses Agreement dated as of -, 2006, between the Funding
Agreement Provider and Global Funding, as the same may be amended, supplemented, modified, restated or replaced from time to time.

     "Amended and Restated Trust Agreement" means that certain Amended and Restated Trust Agreement of Global Funding dated as of -, 2006, as the same may be amended, supplemented, modified, restated or replaced from time to time.

     "Annual Redemption Percentage Reduction" has the meaning ascribed in the Funding Note Certificate or the Funding Note Indenture.

     "Annual Report" has the meaning ascribed in Section 7.5.

     "Business  Day"  means  (except  as  otherwise   provided  in  the  Pricing
Supplement)  any day,  other than a Saturday or Sunday,  that is neither a legal holiday nor a day on which  commercial  banks are authorized or required by law, regulation  or  executive  order to close  in The  City of New  York;  provided, however,  that, if the Specified Currency of the Funding Note is other than U.S.
Dollars, the day must also not be a day on which commercial banks are authorized or required by law,  regulation  or  executive  order to close in the  Principal
Financial  Center of the country  issuing  the  Specified  Currency  (or, if the
Specified  Currency  is Euro,  the day must  also be a day on which  the  Target
System is open).

     "Closing Instrument" means the closing instrument of the Trust, pursuant to which certain documents are executed, in connection with the issuance of the Notes by the Trust and the issuance of the Funding Note by Global Funding.

                                       2

     "Code" means the United States Internal Revenue Code of 1986, as amended, including any successor statutes and any applicable rules, regulations, notices or orders promulgated thereunder.

     "Collateral"  means, with respect to the Funding Note, the right, title and interest of Global Funding in and to (i) each Funding Agreement issued to Global
Funding,  (ii) all Proceeds in respect of each such Funding  Agreement and (iii)
all  books  and  records  (including  without  limitation,   computer  programs,
printouts and other computer  materials and files) of Global Funding  pertaining to the Funding Agreement(s).

     "Collection Account" has the meaning ascribed in Section 4.2.

     "Commission" means the Securities and Exchange Commission or any successor body.

     "Compliance Report" has the meaning ascribed in Section 7.5.

     "Coordination Agreement" means that certain Coordination Agreement included in Part F of the Series Instrument, among the Trust and the other parties specified therein, as the same may be amended, supplemented, modified, restated or replaced from time to time.

     "Corporate  Trust  Office"  means the office of the Funding Note  Indenture
Trustee at which the Funding Note Indenture shall, at any particular time, be principally administered, which office is, at the date as of which the Funding
Note  Indenture  is  executed,  located at 227 W.  Monroe  Street,  Suite  2600,
Chicago, IL 60606, except that for the purposes of Section 4.3 it shall be 4 New
York Plaza, 1st Floor, New York, NY 10004, or such other location as may be specified in or pursuant to the Funding Note Certificate or the Funding Note
Indenture.

     "Debt" of any Person means, at any date, without duplication, (i) all obligations of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) all obligations of such Person to pay the deferred purchase price of property or services, except trade accounts payable arising in the ordinary course of business, all obligations of such Person as lessee which are capitalized in accordance with generally accepted accounting principles, (iv) all contingent and non-contingent obligations of such Person to reimburse any bank or other
Person in respect of amounts paid under a letter of credit or similar instrument, (v) all Debt secured by a Lien on any asset of such Person, whether or not such Debt is otherwise an obligation of such Person, and (vi) all Guarantees by such Person of Debt of another Person (each such Guarantee to constitute Debt in an amount equal to the amount of such other Person's Debt
Guaranteed thereby).

     "Defaulted Interest" has the meaning ascribed in Section 2.8(b).

                                       3

     "Delaware Trustee" means Wilmington Trust Company, a Delaware banking corporation, or another entity specified in the Funding Note Indenture as the Delaware Trustee, in each case not in its individual capacity but solely as trustee and its successors.

     "Distribution Agreement" means that certain Distribution Agreement dated as of -, 2006, by and among Global Funding and the Agents named therein, as the same may be amended, supplemented, modified, restated or replaced from time to time.

     "Euro" means the currency introduced at the start of the third stage of the European economic and monetary union pursuant to the treaty establishing the European Community, as amended by the Treaty on European Union.

     "Event  of  Default"  means  any event or  condition  specified  as such in
Section 5.1 which shall have continued for the period of time, if any, therein designated.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     "Funding  Agreement"  means each  funding  agreement  issued by the Funding
Agreement  Provider  to  Global  Funding,   which  is  immediately  pledged  and
collaterally  assigned to the Funding Note Indenture  Trustee by Global Funding,
and immediately thereafter assigned absolutely to, and deposited into, the Trust by Global Funding, as the same may be amended, supplemented,  modified, restated
or replaced from time to time in accordance with the terms thereof.

     "Funding Agreement Provider" means Allstate Life Insurance Company, a stock life insurance company organized under the laws of the State of Illinois, and its successors.

     "Funding Note" means the funding note issued by Global Funding and authenticated by the Funding Note Indenture Trustee under the Funding Note
Indenture,  in an authorized  denomination  and  represented by the Funding Note
Certificate.

     "Funding Note Calculation Agent" means the Funding Note Indenture Trustee in its capacity as calculation agent with respect to the Funding Note or any other Person specified as calculation agent with respect to the Funding Note in the Funding Note Certificate or the Funding Note Indenture, and, in each case, its successors in such capacity.

     "Funding Note Certificate" means a security certificate representing the Funding Note.

     "Funding Note Exchange Rate Agent" means the Funding Note Indenture Trustee in its capacity as exchange rate agent with respect to the Funding Note or any other Person specified as exchange rate agent with respect to the Funding Note in the

                                       4

Funding Note Certificate or the Funding Note Indenture, and, in each case, its successors in such capacity.

     "Funding Note Indenture" means that certain Funding Note Indenture included in Part H of the Series Instrument, among Global Funding and the other parties specified therein, as the same may be amended, supplemented, modified, restated or replaced from time to time.

     "Funding Note Indenture Trustee" means J.P. Morgan Trust Company,  National
Association, or another entity specified as the Funding Note Indenture Trustee in the Funding Note Indenture, and, in each case, its successors.

     "Funding Note Paying Agent" means the Funding Note Indenture Trustee in its capacity as paying agent with respect to the Funding Note and/or any other
Person specified as paying agent with respect to the Funding Note in the Funding
Note Certificate or the Funding Note Indenture, and, in each case, its successors in such capacity.

     "Funding Note Register" has the meaning ascribed in Section 2.6(a).

     "Funding Note Registrar" has the meaning ascribed in Section 2.6(a).

     "Global Funding" means Allstate Life Global Funding, a statutory trust formed under the laws of the State of Delaware.

     "Global Funding Administrator" means AMACAR Pacific Corp., a Delaware corporation, in its capacity as the sole administrator of Global Funding, and its permitted successors and assigns.

     "Global Funding Trust Beneficial Owner" means AMACAR Pacific Corp., in its capacity as the sole beneficial owner of Global Funding, and its successors.

     "Guarantee" by any Person means any obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing any Debt of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt (whether arising by virtue of partnership arrangements, by virtue of an agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise), (ii) to reimburse a bank for amounts drawn under a letter of credit for the purpose of paying such Debt or (iii) entered into for the purpose of assuring in any other manner the holder of such Debt of the payment thereof or to protect such holder against loss in respect thereof (in whole or in part); provided that the term
"Guarantee" shall not include endorsements for collection or deposit in the ordinary course of business.

                                       5

     The term "Guarantee" used as a verb has a corresponding meaning.

     "Holder" means each Person in whose name the Funding Note is registered in the Funding Note Register.

     "Holder Representative" has the meaning ascribed in Section 5.8(a).

     "Immediate Redemption Price" has the meaning ascribed in Section 3.1(i).

     "Indenture" means that certain  Indenture  included in Part G of the Series
Instrument, among the Trust and the other parties specified therein, as the same may be amended, supplemented, modified, restated or replaced from time to time.

     "Indenture Trustee" means J.P. Morgan Trust Company, National Association, or another entity specified as the Indenture Trustee in the Indenture, and, in each case, its successors.

     "Initial Redemption Date" means, with respect to the Funding Note or portion thereof to be redeemed pursuant to Section 3.1(b), the date on or after which such Funding Note or portion thereof may be redeemed as determined by or pursuant to the Funding Note Indenture or the Funding Note Certificate or Supplemental Funding Note Indenture.

     "Initial  Redemption  Percentage" has the meaning  specified in the Funding
Note Certificate.

     "Interest Payment Date" has the meaning ascribed in Section 2.8(a).

     "Interest  Reset  Date"  has  the  meaning  ascribed  in the  Funding  Note
Certificate.

     "Investment Company Act" means the Investment Company Act of 1940, as amended.

     "Judgment Currency" has the meaning ascribed in Section 13.9.

     "LIBOR", has the meaning ascribed in the Funding Note Certificate.

     "LIBOR  Currency"  means  the  currency   specified  in  the  Funding  Note
Certificate  as to which  LIBOR  shall  be  calculated  or,  if no  currency  is specified in the applicable Funding Note Certificate, United States dollars.

     "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind, or any other type of preferential arrangement that has substantially the same practical effect as a security interest, in respect of such asset. For purposes hereof, Global Funding shall be deemed to own subject to a Lien any asset which it has acquired or holds subject to the interest of a

                                       6

vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such asset.

     "Market Exchange Rate" for a Specified Currency other than United States dollars means the noon dollar buying rate in The City of New York for cable transfers for the Specified Currency as certified for customs purposes (or, if not so certified, as otherwise determined) by the Federal Reserve Bank of New
York.

     "Maturity Date" means, with respect to the principal (or any installment of principal)  of the Funding Note,  any date prior to the Stated  Maturity Date on which the  principal  (or such  installment  of  principal)  of the Funding Note
becomes  due  and  payable  whether,  as  applicable,   by  the  declaration  of
acceleration of maturity,  notice of redemption at the option of Global Funding, notice of the Holder's option to elect repayment or otherwise.

     "Name Licensing Agreement" means that certain Name Licensing Agreement included in Part D of the Series Instrument, between Allstate Insurance Company and the Trust, as the same may be amended, supplemented, modified, restated or replaced from time to time.

     "Nonrecourse Parties" has the meaning ascribed in Section 13.1.

     "Notes" has the meaning ascribed in the Indenture.

     "Note  Certificate" means a security  certificate  representing one or more
Notes.

     "Obligations" means the obligations of Global Funding secured under the Funding Note and the Funding Note Indenture, including (a) all principal of, any premium and interest payable (including, without limitation, any interest which accrues after the commencement of any case, proceeding or other action relating to the bankruptcy, insolvency or reorganization of Global Funding, whether or not allowed or allowable as a claim in any such proceeding) on, and any Additional Amounts with respect to, the Funding Note or pursuant to the Funding
Note Indenture, (b) all other amounts payable by Global Funding under the Funding Note Indenture or under the Funding Note including all costs and expenses (including attorneys' fees) incurred by the Funding Note Indenture
Trustee or any Holder thereof in realizing on the Collateral to satisfy such obligations and (c) any renewals or extensions of the foregoing.

     "Opinion of Counsel" means an opinion in writing signed by legal counsel who may be an employee of or counsel to Global Funding or the Funding Note
Indenture  Trustee or who may be other counsel  satisfactory to the Funding Note
Indenture Trustee. Each such opinion shall include the statements provided for in Section 13.5 hereof, if and to the extent required hereby.

     "Original  Issue  Date"  shall have the  meaning  set forth in the  Pricing
Supplement.

                                       7

     "Owner" shall, with respect to each Funding Agreement, have the meaning ascribed in such Funding Agreement.

     "Person" means any natural person, corporation, limited partnership, general partnership, joint stock company, joint venture, association, company, limited liability company, trust (including any beneficiary thereof), bank, trust company, land trust, trust or other organization, whether or not a legal entity, and any government or any agency or political subdivision thereof.

     "Pricing Supplement" means the pricing supplement included as Annex A to the Series Instrument.

     "Principal Amount" with respect to a Funding Agreement, has the meaning ascribed in such Funding Agreement.

     "Principal Financial Center" means, as applicable (i) the capital city of the country issuing the Specified Currency; or (ii) the capital city of the country to which the LIBOR Currency relates; provided, however, that with respect to United States dollars, Australian dollars, Canadian dollars, Euros, South African rands and Swiss francs, the "Principal Financial Center" shall be The City of New York, Sydney, Toronto, London (solely in the case of the LIBOR
Currency), Johannesburg and Zurich, respectively.

     "Proceeds" means all of the proceeds of, and all other profits, products, rents, principal payments, interest payments or other receipts, in whatever form, arising from the collection, sale, lease, exchange, assignment, licensing or other disposition or maturity of, or other realization upon, a Funding
Agreement, including without limitation all claims of Global Funding against third parties for loss of, damage to or destruction of, or for proceeds payable under, such Funding Agreement, in each case whether now existing or hereafter arising.

     "Program"  means the program for  issuance,  from time to time,  of Secured
Medium Term Notes and Allstate Life(R) CoreNotes(R) through Allstate Life Global
Funding Trusts, as described in the Registration Statement.

     "Program Funding Notes" means all funding notes issued, from time to time, by Global Funding in connection with the Program.

     "Redemption Date" means, with respect to the Funding Note to be redeemed, pursuant to Section 3.1(b) or Section 3.1(c), the date of redemption of the Funding Note, or such portion thereof, specified in the relevant notice of redemption provided to the Funding Note Indenture Trustee pursuant to Section
3.1(d).

     "Redemption  Price"  means  an  amount  equal  to  the  Initial  Redemption
Percentage  specified in the Funding Note Certificate (as adjusted by the Annual

                                       8

Redemption Percentage Reduction, if applicable) multiplied by the unpaid principal amount of the Funding Note to be redeemed.

     "Registration Statement" means the Registration Statement relating to the Program (File No. 333-129157), filed with the Commission by the Funding
Agreement  Provider  and  Global  Funding  on October  20,  2005,  as amended by
Amendment No. 1 filed with the  Commission  on November 29, 2005,  and Amendment
No. 2 filed with the Commission on -, 2006, and as it may further be amended, supplemented, modified, restated or replaced from time to time.

     "Regular Interest Record Date" has the meaning ascirbed in Section 2.8(a).

     "Regulation AB" has the meaning ascribed in Section 7.5.

     "Repayment Date" means, with respect to a Funding Note or any portion thereof to be repaid pursuant to Section 3.2, the date for the repayment of such Funding Note or such portion thereof as determined by, or pursuant to, the Funding Note Indenture or the Funding Note Certificate or Supplemental Funding
Note Indenture.

     "Repayment Price" means, with respect to the Funding Note or any portion thereof to be repaid pursuant to Section 3.2, the price for repayment of such Funding Note or such portion thereof as determined by, or pursuant to, the Funding Note Indenture or the Funding Note Certificate or Supplemental Funding
Note Indenture.

     "Responsible Officer" when used with respect to any Person means the chairman of the board of directors or any vice chairman of the board of directors or the president or any vice president (whether or not designated by a number or numbers or a word or words added before or after the title "vice president") of such Person. With respect to Global Funding, Responsible Officer means any Responsible Officer (as defined in the preceding sentence) plus any assistant secretary and any financial services officer of the Delaware Trustee, and with respect to the Delaware Trustee or the Funding Note Indenture Trustee, Responsible Officer means any Responsible Officer (as defined in the first sentence of this definition) plus the chairman of the trust committee, the chairman of the executive committee, any vice chairman of the executive committee, the cashier, the secretary, the treasurer, any trust officer, any assistant trust officer, any assistant vice president, any assistant cashier, any assistant secretary, any assistant treasurer, or any other authorized officer of the Delaware Trustee or Funding Note Indenture Trustee customarily performing functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of his knowledge of and familiarity with the particular subject.

     "Securities  Act" means the  Securities  Act of 1933,  as amended,  and any
successor   statute   thereto,   and  the  rules,   regulations   and  published
interpretations of the Commission promulgated thereunder from time to time.

                                       9

     "Security Interest" has the meaning ascribed in Section 14.1(a).

     "Series Instrument" means the series instrument of the Trust, pursuant to which the Administrative Services Agreement, the Coordination Agreement, the
Funding Note Indenture, the Indenture, the Name Licensing Agreement, the Support
Agreement, the Terms Agreement and the Trust Agreement are entered into, and certain other documents are executed, in connection with the issuance of the Notes by the Trust.

     "Special Interest Record Date" has the meaning ascribed in Section 2.8(b).

     "Specified Currency" has the meaning ascribed in Section 2.4.

     "Standard  Trust Terms" means those  Standard  Trust Terms,  dated as of -,
2006, which will be incorporated by reference in the Trust Agreement.

     "Stated Maturity Date," means with respect to the Funding Note, any installment of principal thereof, or interest thereon, any premium thereon or any Additional Amounts with respect thereto, the date established by or pursuant to the Funding Note Indenture or Funding Note Certificate or Supplemental
Funding Note Indenture as the date on which the principal of such Funding Note or such installment of principal or interest or such premium is, or such Additional Amounts are, due and payable.

     "Supplemental  Funding Note Indenture" has the meaning  ascribed in Section
9.1(a).

     "Support Agreement" means that certain Support and Expenses Agreement included in Part C of the Series Instrument, by and between the Funding
Agreement Provider and the Trust, as the same may be amended, supplemented, modified, restated or replaced from time to time.


     "TARGET  System"  means  the  Trans-European   Automated  Real  Time  Gross
Settlement Express Transfer (TARGET) System.

     "Tax Event" has the meaning ascribed in Section 3.1(c).

     "Terms Agreement" means that certain Terms Agreement included in Part E of the Series Instrument, by and among Global Funding, the Trust and each Agent named therein, which will incorporate by reference the terms of the Distribution
Agreement.

     "Trust"  means the  Allstate  Life Global  Funding  Trust  specified in the
Series Instrument, together with its permitted successors and assigns.

                                       10

     "Trust Agreement" means that certain Trust Agreement included in Part A of the Series Instrument, among the Delaware Trustee, the Administrator and the Trust Beneficial Owner.

     "Trust Beneficial Owner" means Global Funding, in its capacity as the sole beneficial owner of the Trust, and its successors.

     "Trust  Certificate"  means a  certificate  signed  by the  Global  Funding
Administrator  on behalf of Global  Funding and  delivered  to the Funding  Note
Indenture Trustee. Each such certificate shall include the statements provided for in Section 13.5.

     "Trust Indenture Act" means the Trust Indenture Act of 1939, as amended, and any successor statute thereto, and the rules, regulations and published interpretations of the Commission promulgated thereunder from time to time.

     "UCC" means the Uniform Commercial Code, as from time to time in effect in the State of New York; provided that, with respect to the perfection, effect of perfection or non-perfection, or priority of any security interest in the Collateral, "UCC" shall mean the applicable jurisdiction whose law governs such perfection, non-perfection or priority.

     "United States", except as otherwise provided in or pursuant to the Funding
Note  Indenture  or the Funding  Note  Certificate,  means the United  States of
America (including the states thereof and the District of Columbia), its territories and possessions and other areas subject to its jurisdiction.

     "United States Dollars", "U.S. Dollars" or "$" means lawful currency of the United States.

     SECTION 1.2 Interpretation. For all purposes of the Funding Note Indenture except as otherwise expressly provided or unless the context otherwise requires:

          (a) the terms defined in this Article shall have the meanings ascribed to them in this Article and shall include the plural as well as the singular;

          (b)  all  accounting  terms used and not expressly  defined shall have the  meanings  given to them in  accordance  with  United  States generally accepted accounting principles, and the term "generally
               accepted  accounting   principles"  shall  mean  such  accounting
               principles  which are  generally  accepted at the date or time of any computation or at the date of the Funding Note Indenture;

          (c)  references   to   Exhibits,   Articles,   Sections,   paragraphs,
               subparagraphs and clauses shall be construed as references to the

                                       11

               Exhibits,  Articles,  Sections,  paragraphs,   subparagraphs  and
               clauses of the Funding Note Indenture;

          (d)  the  words  "include",   "includes"  and  "including"   shall  be
               construed to be followed by the words "without limitation"; and

          (e) Article and Section headings are for the convenience of the reader and shall not be considered in interpreting the Funding
               Note Indenture or the intent of the parties.

                                   ARTICLE 2
                                THE FUNDING NOTE

     SECTION 2.1 Amount Unlimited. The principal amount of the Funding Note that may be authenticated and delivered under the Funding Note Indenture shall be the principal amount of the Funding Note set forth in the Pricing Supplement.

     SECTION 2.2 Status of Funding Note. The Funding Note constitutes a direct, unconditional, unsubordinated and secured non-recourse obligation of Global
Funding.

     SECTION 2.3 Forms Generally.

          (a) The Funding Note Certificate, shall be in, or substantially in, the form set forth in Exhibit A-1 or Exhibit A-2, as applicable, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by the Funding Note
               Indenture or as may in Global Funding's judgment be necessary, appropriate or convenient to permit the Funding Note to be issued and sold, or to comply, or facilitate compliance, with applicable laws, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange on which the Funding Note may be listed, or as may, consistently herewith, be determined by the Responsible Officer of Global Funding executing such Funding Note Certificate, with the approval of the Funding Note Indenture Trustee, as evidenced by his or her execution thereof.

          (b) The Funding Note Certificate may be printed, lithographed, engraved, typewritten, photocopied or otherwise produced in any manner as the Responsible Officer of Global Funding executing such Funding Note Certificate may determine.

          (c)  The  terms  and   provisions   contained   in  the  Funding  Note
               Certificate and in any Supplemental  Funding Note Indenture shall

                                       12

               constitute,  and are  expressly  made, a part of the Funding Note
               Indenture and, to the extent applicable, Global Funding and the Funding Note Indenture Trustee, by their execution and delivery of the Funding Note Indenture, expressly agree to such terms and provisions and to be bound thereby.

     SECTION 2.4 Currency; Denominations.

          (a) Unless otherwise specified in the Funding Note Certificate or in any Supplemental Funding Note Indenture, the Funding Note will be denominated in, and payments of principal of, premium and interest on, and Additional Amounts in respect to, the Funding
               Note will be made in, U.S. dollars. The currency in which the Funding Note is denominated (or, if such currency is no longer legal tender for the payment of public and private debts in the country issuing such currency or, in the case of Euro, in the member states of the European Union that have adopted the single currency in accordance with the Treaty establishing the European
               Community, as amended by the Treaty on European Union, such currency which is then such legal tender) is in the Funding Note
               Indenture referred to as the "Specified Currency".

          (b)  Unless  otherwise  provided in or  pursuant  to the Funding  Note
               Indenture,  Global  Funding  appoints the Funding Note  Indenture
               Trustee as Funding Note  Exchange  Rate Agent with respect to the
               Funding Note and the Funding Note Indenture Trustee accepts such appointment.

          (c) Unless otherwise specified in a Funding Note Certificate or in a Supplemental Funding Note Indenture, the Funding Note shall be issued in a minimum denomination of $1,000 and integral multiples of $1,000 in excess thereof or equivalent denominations in other currencies.

          (d) Global Funding may (if so specified in a Funding Note Certificate or Supplemental Funding Note Indenture) without the consent of the Holder of the Funding Note, redenominate the Funding Note on or after the date on which the member state of the European Union in whose national currency the Funding Note is denominated has become a participant member in the third stage of the European economic and monetary union as more fully set out in the Funding
               Note Certificate or Supplemental Funding Note Indenture.

                                       13

          (e) Unless otherwise specified in the Funding Note Certificate or Supplemental Funding Note Indenture, if the Specified Currency of the Funding Note is other than U.S. Dollars, Global Funding shall not sell a Funding Note in, or to residents of, the country issuing such Specified Currency.

     SECTION 2.5 Execution, Authentication, Delivery and Date.

          (a) The Funding Note Certificate shall be executed on behalf of Global Funding by any Responsible Officer of the Delaware
               Trustee. The signature of any Responsible Officer of the Delaware
               Trustee may be manual, in facsimile form, imprinted or otherwise reproduced and may, but need not, be attested.

          (b) The Funding Note Certificate bearing the signature of a Person who was at any time a Responsible Officer of the Delaware Trustee shall bind Global Funding, notwithstanding that such Person has ceased to hold such office prior to the authentication and delivery of such Funding Note Certificate or did not hold such office at the date of such Funding Note Certificate.

          (c)  At any time,  and from  time to time,  after  the  execution  and delivery  of the  Funding  Note  Indenture,  Global  Funding  may
               deliver the Funding Note Certificate  executed by or on behalf of
               Global  Funding  to  the  Funding  Note  Indenture   Trustee  for
               authentication,  and the Funding  Note  Indenture  Trustee  shall thereupon  authenticate and deliver such Funding Note Certificate as provided in the Funding Note Indenture and not otherwise.

          (d) The Funding Note Indenture Trustee shall have the right to decline to authenticate and deliver the Funding Note Certificate under this Section if the Funding Note Indenture Trustee has obtained an Opinion of Counsel reasonably acceptable to Global
               Funding, to the effect that the issuance of the Funding Note will adversely affect the Funding Note Indenture Trustee's own rights, duties or immunities under the Funding Note Indenture.

          (e) The Funding Note Certificate shall be dated the date of its authentication.

          (f) The Funding Note shall not be entitled to any benefit under the Funding Note Indenture or be valid or obligatory for any purpose, unless there appears on the Funding Note Certificate representing the Funding Note a certificate of authentication substantially in the form attached as Exhibit B executed by the Funding Note

                                       14

               Indenture  Trustee by manual  signature of one of its  authorized signatories.  Such  certificate upon the Funding Note Certificate shall be conclusive  evidence,  and the only evidence,  that such
               Funding  Note  Certificate  has  been  duly   authenticated   and
               delivered under the Funding Note Indenture.

     SECTION 2.6 Registration, Transfer and Exchange.

          (a)  The  Funding  Note  Indenture  Trustee  will serve  initially  as registrar  (in such  capacity,  and together  with any  successor registrar, the "Funding Note Registrar") for the Funding Note. In
               such capacity,  the Funding Note Indenture  Trustee will cause to be  kept  at the  Corporate  Trust  Office  of the  Funding  Note
               Indenture  Trustee a register (the  "Funding  Note  Register") in
               which,   subject  to  such  reasonable   regulations  as  it  may
               prescribe,  the Funding Note  Indenture  Trustee will provide for the  registration  of the Funding  Note and of  transfers  of the
               Funding Note.  The Funding Note Register shall be in written form in the  English  language  or in any other form  capable of being converted into such form within a reasonable time.

          (b) Upon surrender of the Funding Note Certificate for registration of transfer of the Funding Note represented thereby, together with the form of transfer endorsed thereon duly completed and executed, at the designated office of the Funding Note Registrar or of any applicable transfer agent, each as provided in the Funding Note Certificate or Supplemental Funding Note Indenture, the Delaware Trustee, on behalf of Global Funding shall execute, and the Funding Note Indenture Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, a new Funding Note Certificate representing the Funding Note.

          (c)  The  Funding  Note  Certificate   executed,   authenticated   and
               delivered  upon  any  transfer  or  exchange  shall  be  a  valid obligation  of Global  Funding,  evidencing  the same  debt,  and entitled to the same benefits  under the Funding Note  Indenture, as the Funding Note  Certificate  surrendered in connection  with any such transfer or exchange.  Upon surrender or transfer of the
               Funding Note  Certificate  pursuant to this Section 2.6, each new
               Funding Note Certificate  will, within three Business Days of the receipt of the  applicable  form of  transfer  or the  applicable surrender,  as the case may be, be  delivered  to the  designated office  of  the  Funding  Note  Registrar  or of  any  applicable transfer agent,  each as provided in the Funding Note Certificate
               or

                                       15

               Supplemental Funding Note Indenture, or mailed at the risk of the Person entitled to such Funding Note Certificate to such address as may be specified in the form of transfer.

          (d)  The  Funding  Note   Certificate   presented  or  surrendered  in
               connection  with a  transfer  shall  (if so  required  by  Global
               Funding or the Funding Note Indenture  Trustee) be duly endorsed, or be  accompanied  by a written  instrument  of transfer in form satisfactory  to Global  Funding and the Funding  Note  Indenture
               Trustee duly executed by, the  applicable  Holder or his attorney duly authorized in writing.

          (e) No service charge shall be made in connection with any transfer of the Funding Note or the Funding Note Certificate, but Global
               Funding or the Funding Note Indenture Trustee may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with a transfer of the Funding
               Note or exchange of the Funding Note Certificate.

          (f)  Except as  otherwise  provided in or pursuant to the Funding Note
               Indenture, Global Funding and the Funding Note Indenture Trustee shall not be required to (i) upon presentation or surrender of the Funding Note Certificate in connection with any transfer during a period beginning at the opening of business 15 days before the day of the selection for redemption of the Funding
               Note or any portion thereof under Section 3.1 and ending at the close of business on the day of such selection, register the transfer of the Funding Note, or portion thereof, except if the Funding Note is to be redeemed in part, with respect to the portion of the Funding Note not to be redeemed, or (ii) exchange the Funding Note Certificate representing the Funding Note the
               Holder or Holders of which Funding Note shall have exercised the option pursuant to Section 3.2 to require Global Funding to repay the Funding Note prior to its Stated Maturity Date or register the transfer of the Funding Note except, if the Funding Note is to be repaid in part, with respect to the portion of the Funding
               Note not to be repaid.

          (g) No exchanges of the Funding Note shall be permitted other than exchanges of the Funding Note pursuant to Sections 2.7, 3.1, 3.2 or 9.5.

     SECTION 2.7 Mutilated, Destroyed, Lost or Stolen Funding Note Certificates.

                                       16

          (a)  If  (i)  the  Funding  Note   Certificate  is  mutilated  and  is
               surrendered  to the  Funding  Note  Indenture  Trustee  or Global
               Funding, or the Funding Note Indenture Trustee and Global Funding
               receive evidence to their  satisfaction of the destruction,  loss or theft  of the  Funding  Note  Certificate,  and (ii)  there is delivered  to  Global  Funding  and the  Funding  Note  Indenture
               Trustee such  security or indemnity as may be required by them to save each of them  harmless,  then,  in the  absence of notice to
               Global  Funding or the Funding  Note  Indenture  Trustee that the
               Funding  Note  Certificate  has  been  acquired  by  a  protected purchaser,  Global Funding shall execute and upon its request the
               Funding Note Indenture Trustee shall authenticate and deliver, in exchange  for or in lieu  of the  mutilated,  destroyed,  lost or stolen Funding Note  Certificate,  a new Funding Note Certificate
               representing the Funding Note.

          (b) If the Funding Note has become or is about to become due and payable, Global Funding in its discretion may, instead of issuing a new Funding Note Certificate, pay such amounts in respect of the Funding Note.

          (c)  Upon  the  execution,  authentication  and  delivery  of the  new
               Funding Note  Certificate  under this  Section,  the Funding Note
               Indenture Trustee or Global Funding may require the Holder to pay a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses
               (including  the fees and expenses of the Funding  Note  Indenture
               Trustee) connected therewith.

          (d) The Funding Note represented by the Funding Note Certificate executed, authenticated and delivered pursuant to this Section in lieu of the apparently destroyed, lost or stolen Funding Note
               Certificate shall constitute an original additional contractual obligation of Global Funding, whether or not any obligation with respect to the Funding Note represented by the apparently destroyed, lost or stolen Funding Note Certificate shall be at any time enforceable by any Person, and shall be entitled to all of the benefits of the Funding Note Indenture equally and proportionately with the Funding Note duly issued under the Funding Note Indenture.

          (e) The provisions of this Section are exclusive with respect to the replacement of the mutilated or apparently destroyed, lost or stolen Funding Note Certificate or the payment of the Funding
               Note represented thereby and shall preclude all other rights and remedies with respect to the replacement of the mutilated or

                                       17

               apparently destroyed, lost or stolen Funding Note Certificate or the payment of the Funding Note represented thereby.

     SECTION 2.8 Interest Record Dates.

          (a)  Interest on and  Additional  Amounts  with respect to the Funding
               Note which is payable, on any interest payment date specified in the Funding Note Certificate or in any Supplemental Funding Note
               Indenture (each such date, an "Interest Payment Date") shall be paid to the Holder of the Funding Note at the close of business on the date specified as the regular interest record date in the Funding Note Certificate or Supplemental Funding Note Indenture
               (the "Regular Interest Record Date") or, if no such date is specified, the date that is 15 calendar days preceding such Interest Payment Date.


          (b) Unless otherwise provided in the Funding Note Certificate or in any Supplemental Funding Note Indenture, any interest on, and any Additional Amounts with respect to, the Funding Note which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date specified in the Funding Note Certificate or Supplemental Funding Note Indenture (the "Defaulted Interest") shall forthwith cease to be payable to the Holder of the Funding
               Note on the relevant Regular Interest Record Date by virtue of having been such Holder, and such Defaulted Interest shall be paid by Global Funding to the Holder of the Funding Note at the close of business on a special record date (the "Special Interest
               Record Date") established by Global Funding by notice to each applicable Holder and the Funding Note Indenture Trustee in accordance with Section 13.4, which Special Interest Record Date shall be not more than 15 nor less than 10 days prior to the date of the proposed payment of Defaulted Interest and not less than 10 days after the receipt by the Funding Note Indenture Trustee of the notice of the proposed payment of Defaulted Interest.

     SECTION 2.9 Cancellation.

          (a) The Funding Note shall be cancelled immediately upon the transfer by Global Funding to, or as directed by, the Trust of each Funding Agreement, and such cancellation shall operate as a redemption and satisfaction of the Funding Note.

                                       18

          (b)  In case the Funding Note  Certificate  shall be  surrendered  for exchange  or  in  connection  with  any  payment,  redemption  or transfer of the Funding  Note  represented  thereby,  the Funding
               Note Certificate shall be delivered to the Funding Note Indenture
               Trustee  and,  if  not  already  cancelled,   shall  be  promptly
               cancelled  by it.  Global  Funding may at any time deliver to the
               Funding Note Indenture  Trustee for cancellation the Funding Note
               Certificate  previously  authenticated  and  delivered  under the
               Funding Note Indenture  which Global Funding may have acquired in any  manner  whatsoever,  and the  Funding  Note  Certificate  so delivered  shall  be  promptly  cancelled  by  the  Funding  Note
               Indenture   Trustee.   No  Funding  Note  Certificates  shall  be
               authenticated  in lieu of or in  exchange  for the  Funding  Note
               Certificate  cancelled  as  provided in this  Section,  except as expressly  permitted by the Funding Note  Indenture.  The Funding
               Note Indenture  Trustee shall destroy the cancelled  Funding Note
               Certificate  held by it and deliver a certificate  of destruction to Global  Funding.  If Global  Funding shall acquire the Funding
               Note,  such  acquisition  shall not  operate as a  redemption  or satisfaction of the indebtedness  represented by the Funding Note unless and until the Funding Note  Certificate  representing  the
               Funding Note is delivered to the Funding Note  Indenture  Trustee for cancellation.

     SECTION  2.10  Withholding  Tax.  All amounts due in respect of the Funding
Note will be made without withholding or deduction for or on account of any present or future taxes, duties, levies, assessments or other governmental charges of whatever nature imposed or levied by or on behalf of any governmental authority in the United States having the power to tax payments on the Funding
Note unless the withholding or deduction is required by law. Unless otherwise specified in the Funding Note Certificate, Global Funding will not pay any Additional Amounts to the Holders of the Funding Note in the event that any withholding or deduction is so required by law, regulation or official interpretation thereof, and the imposition of a requirement to make any such withholding or deduction will not give rise to any independent right or obligation to redeem or repay the Funding Note and shall not constitute an Event of Default.

     SECTION 2.11 Tax Treatment. The parties agree, and each Holder and beneficial owner of the Funding Note by purchasing the Funding Note agrees, for all United States Federal, state and local income and franchise tax purposes (i) to treat the Funding Note as indebtedness of the Funding Agreement Provider,
(ii) Global Funding and each Trust will be ignored and will not be treated as an association or a publicly traded partnership taxable as a corporation and (iii) to not take any action inconsistent with the treatment described in (i) and (ii) unless otherwise required by law.


                                       19

                                   ARTICLE 3
       REDEMPTION, REPAYMENT AND REPURCHASE OF FUNDING NOTE; SINKING FUNDS

     SECTION 3.1 Redemption of Funding Note.

          (a) Redemption of the Funding Note by Global Funding as permitted or required by the Funding Note Indenture and the Funding Note
               Certificate will be made in accordance with the terms of the Funding Note and (except as otherwise provided in the Funding
               Note Indenture or pursuant to the Funding Note Indenture) this Section.

          (b)  If any Initial  Redemption  Date is specified in the Funding Note
               Certificate, Global Funding may redeem the Funding Note prior to the Stated Maturity Date at its option, on, or on any Business
               Day after, the Initial Redemption Date in whole or from time to time in part in increments of $1,000 or any other integral multiple of an authorized denomination of the Funding Note at the applicable Redemption Price together with any unpaid interest accrued thereon, any Additional Amounts and other amounts payable with respect thereto, as of the Redemption Date.

          (c)  If (i) Global  Funding is required at any time to pay  Additional
               Amounts or if Global Funding is obligated to withhold or deduct any United States taxes with respect to any payment under the Funding Note, as set forth in the Funding Note Certificate, or if there is a material probability that Global Funding will become obligated to withhold or deduct any such United States taxes or otherwise pay Additional Amounts (in the opinion of independent legal counsel selected by the Funding Agreement Provider), in each case pursuant to any change in or amendment to any United
               States tax laws (or any regulations or rulings thereunder) or any change in position of the Internal Revenue Service regarding the application or interpretation thereof (including, but not limited to, the Funding Agreement Provider's or Global Funding's receipt of a written adjustment from the Internal Revenue Service in connection with an audit) (a "Tax Event"), and (ii) the Funding
               Agreement Provider, pursuant to the terms of the relevant Funding
               Agreement,  has  delivered  to the Owner  notice that the Funding
               Agreement  Provider  intends to terminate  the  relevant  Funding
               Agreement pursuant to the terms of such Funding  Agreement,  then
               Global  Funding  will redeem the Funding  Note on the  Redemption
               Date at the Redemption Price together with any unpaid interest accrued thereon, any Additional Amounts and

                                       20

               other amounts payable with respect thereto,  as of the Redemption
               Date.

          (d)  Unless a shorter notice shall be satisfactory to the Funding Note
               Indenture  Trustee,  Global  Funding shall provide to the Funding
               Note Indenture Trustee a notice of redemption of the Funding Note
               (i) in case of any redemption at the election of Global Funding, not more than 60 days nor less than 35 days prior to the Redemption Date and (ii) in case of any mandatory redemption pursuant to Section 3.1(c), at least 75 days prior to the Redemption Date.

          (e) Unless otherwise specified in the Funding Note Indenture or the Funding Note Certificate, Global Funding shall give a notice of redemption to the Holder of the Funding Note or any portion thereof to be redeemed at Global Funding's option (i) in case of any redemption at the election of Global Funding, not more than 60 days nor less than 30 days prior to the Redemption Date and
               (ii) in case of any  mandatory  redemption  pursuant  to  Section
               3.1(c), not more than 75 days nor less than 30 days prior to the Redemption Date; provided, that in the case of any notice of redemption given pursuant to clause (ii) no such notice of redemption may be given earlier than 90 days prior to the earliest day on which Global Funding would become obligated to pay the applicable Additional Amounts were a payment in respect of the Funding Note then due. Failure to give such notice to the Holder of any portion of the Funding Note designated for redemption, or any defect in the notice to any such Holder, shall not affect the validity of the proceedings for the redemption of any other portion of the Funding Note.

     Any notice that is mailed to the Holder of the Funding Note in the manner provided for in Section 13.4 shall be conclusively presumed to have been duly given, whether or not such Holder receives the notice.

     All notices of redemption shall state:

               (i)  the Redemption Date,

               (ii) the  Redemption  Price  or, if not then  ascertainable,  the manner of calculation thereof,

               (iii) the principal amount of the Funding Note to be redeemed,

                                       21

               (iv) in case the  Funding  Note is to be redeemed in part only at the election of Global Funding, the notice shall state that on and after the Redemption Date, upon surrender of the Funding Note Certificate representing the Funding Note, a new Funding Note Certificate representing an authorized denomination of the principal amount of the Funding Note remaining unredeemed will be delivered by Global Funding,

               (v) that, on the Redemption Date, the Redemption Price shall become due and payable upon the Funding Note or portion thereof to be redeemed, and, if applicable, that interest thereon shall cease to accrue on and after the Redemption
                    Date,

               (vi) the  place or  places  where the  Funding  Note  Certificate representing the Funding Note is to be surrendered for payment of the Redemption Price together with any unpaid interest accrued thereon through the Redemption Date and any Additional Amounts payable with respect thereto,

               (vii) if applicable, in case of any redemption at the election of
                    Global Funding, that the redemption is for a sinking fund, and

               (viii) the CUSIP number or any other numbers used to identify the
                    Funding Note.

          (f)  On or prior to any Redemption Date, Global Funding shall deposit, with  respect to the Funding Note or any portion  thereof  called for  redemption  pursuant to this Section,  with the Funding Note
               Paying  Agent  an  amount  of  money  in the  Specified  Currency sufficient  to pay the  Redemption  Price of, and  (except if the
               Redemption  Date  shall  be  an  Interest  Payment  Date,  unless otherwise  specified in the Funding Note  Certificate) any unpaid
               interest   accrued  through  the  Redemption  Date  on,  and  any
               Additional  Amounts  payable with respect to, the Funding Note or such portion  thereof  which is to be redeemed on the  Redemption
               Date.

          (g) On the Redemption Date, the Funding Note or any portion thereof to be redeemed shall, become due and payable at the Redemption
               Price together with any unpaid interest accrued through the Redemption Date on, and any Additional Amounts

                                       22

               payable with respect to, the Funding Note or such portion thereof, and from and after such date (unless Global Funding shall default in the payment of the Redemption Price and any unpaid interest accrued on the Funding Note or such portion thereof through the Redemption Date) the Funding Note or such portion thereof shall cease to bear interest. Upon surrender of the Funding Note Certificate for redemption of the Funding Note or any portion thereof represented thereby in accordance with the applicable notice of redemption, the Funding Note or such portion thereof shall be paid by Global Funding at the Redemption Price, together with any unpaid interest accrued thereon through the Redemption Date and any Additional Amounts payable with respect thereto.

          (h) If the Funding Note or any portion thereof called for redemption shall not be so paid upon surrender of the Funding Note
               Certificate for redemption, the principal and any premium, until paid, shall bear interest from the Redemption Date at the rate specified in the Funding Note Certificate.

          (i)  Notwithstanding  anything herein to contrary,  Global Funding may redeem the Funding Note on the Original Issue Date without notice at a price equal to the principal amount of the Funding Note (the
               "Immediate  Redemption  Price").   Global  Funding  may  pay  the
               Redemption  Price or the  Immediate  Redemption  Price in cash or
               Funding Agreement(s).

     Upon surrender of the Funding Note Certificate for partial redemption of the Funding Note in accordance with this Section, Global Funding shall execute and the Funding Note Indenture Trustee shall authenticate and deliver one or more new Funding Note Certificates of any authorized denomination representing an aggregate principal amount equal to the unredeemed portion of the Funding
Note.

     SECTION 3.2 Repayment at the Option of the Holder.

          (a) If so specified in the Funding Note Certificate, the Holder or Holders of the Funding Note may require Global Funding to repay the Funding Note prior to the Stated Maturity Date in whole or from time to time in part in increments of $1,000 or any other integral multiple of an authorized denomination specified in the Funding Note Certificate (provided that any remaining principal amount thereof shall be at least $1,000 or other minimum authorized denomination applicable thereto).

                                       23

          (b) If the Funding Note is repayable at the option of the Holder or Holders thereof before the Stated Maturity Date, the Funding Note shall be repaid in accordance with its terms.

          (c) The repayment of any principal amount of the Funding Note pursuant to any option of the Holder or Holders to require repayment of the Funding Note before the Stated Maturity Date shall not operate as a payment, redemption or satisfaction of the indebtedness represented by the Funding Note unless and until Global Funding, at its option, shall deliver or surrender the Funding Note Certificate representing the Funding Note to the
               Funding Note Indenture  Trustee with a directive that the Funding
               Note Certificate be cancelled.

          (d) Notwithstanding anything to the contrary contained in this Section, in connection with any repayment of the Funding Note, Global Funding may arrange for the purchase of the Funding Note by an agreement with one or more investment bankers or other purchasers to purchase the Funding Note by paying the Holder or Holders of the Funding Note on or before the close of business on the Repayment Date an amount not less than the Repayment Price payable by Global Funding on repayment of the Funding Note, and the obligation of Global Funding to pay the Repayment Price of the Funding Note shall be satisfied and discharged to the extent such payment is so paid by such purchasers.

          (e)  Any exercise of the repayment option will be irrevocable.

     Upon surrender of the Funding Note Certificate for partial repayment of the Funding Note in accordance with this Section, Global Funding shall execute and the Funding Note Indenture Trustee shall authenticate and deliver one or more new Funding Note Certificates of any authorized denomination representing an aggregate principal amount equal to the outstanding portion of the Funding Note.

     SECTION 3.3 Repurchase of Funding Note.

          (a) Global Funding may purchase the Funding Note or any portion thereof in the open market or otherwise at any time, and from time to time, with the prior written consent of the Funding
               Agreement Provider as to both the making of such purchase and the purchase price to be paid for such Funding Note or such portion thereof.

                                       24

          (b) If the Funding Agreement Provider, in its sole discretion, consents to such purchase of the Funding Note or any portion thereof by Global Funding, the parties to the Funding Note
               Indenture agree to take such actions as may be necessary or desirable to effect the prepayment of such portion, or the entirety, of the current Principal Amount, under each applicable
               Funding Agreement as may be necessary to provide for the payment of the purchase price for the Funding Note or such portion thereof. Upon such payment, the Principal Amount under each Funding Agreement shall be reduced (i) if the Funding Note bears interest at fixed or floating rates, by an amount equal to the principal amount of the Funding Note or such portion thereof so purchased (or the portion thereof applicable to such Funding
               Agreement) and (ii) if the Funding Note does not bear interest at fixed or floating rates, by an amount to be agreed between Global
               Funding and the Funding Agreement Provider to reflect such prepayment under the Funding Agreement(s).

          (c) The parties acknowledge and agree that (i) notwithstanding anything to the contrary in the Funding Note Indenture, any repurchase of the Funding Note or any portion thereof in compliance with this Section 3.3 shall not violate any provision of the Funding Note Indenture or the Amended and Restated Trust
               Agreement and (ii) no Opinion of Counsel, Trust Certificate or any other document or instrument shall be required to be provided in connection with any repurchase of the Funding Note or any portion thereof pursuant to this Section 3.3.

          (d)  If applicable,  Global Funding will comply with the  requirements of Section 14(e) of the Exchange  Act, and the rules  promulgated
               thereunder,   and  any  other   applicable   securities  laws  or
               regulations in connection  with any  repurchase  pursuant to this
               Section 3.3.

     SECTION 3.4 Sinking Funds.  Unless  otherwise  provided in the Funding Note
Certificate, the Funding Note will not be subject to, or entitled to the benefit of, any sinking fund.


                                       25

                                   ARTICLE 4
    PAYMENTS; FUNDING NOTE PAYING AGENTS AND FUNDING NOTE CALCULATION AGENT;
                                    COVENANTS

     SECTION 4.1 Payment of Principal and Interest.

          (a) Global Funding will duly and punctually pay or cause to be paid the principal of, any premium and interest on, and any Additional
               Amounts with respect to, the Funding Note, in accordance with the terms of the Funding Note and the Funding Note Indenture.

          (b)  Unless otherwise specified in the Funding Note Certificate,  upon the  receipt  of the funds  necessary  therefor,  the  applicable
               Funding  Note  Paying  Agent  shall  duly  and  punctually   make
               payments,  payable on the Maturity  Date, of principal in respect of, any  premium  and  interest  on, and any  Additional  Amounts
               payable  with  respect  to,  the  Funding  Note  in   immediately
               available funds against presentation and surrender of the Funding
               Note Certificate (and in the case of any repayment of the Funding
               Note  or any  portion  thereof  pursuant  to  Section  3.2,  upon submission  of a duly  completed  election  form at an  office or agency of such  Funding  Note Paying  Agent  maintained  for such purpose  pursuant to Section 4.3).  The  applicable  Funding Note
               Paying  Agent  (unless  such  Funding  Note  Paying  Agent is the
               Funding  Note  Indenture  Trustee)  shall  promptly  forward  the
               Funding Note Certificate surrendered to it in connection with any payment  pursuant to this Section for  cancellation in accordance with Section 2.9. Unless otherwise  specified in the Funding Note
               Certificate,  upon the receipt of the funds  necessary  therefor,
               the   applicable   Funding  Note  Paying  Agent  shall  duly  and
               punctually  make  payments  of  principal  of,  any  premium  and interest  on,  and any  Additional  Amounts  in  respect  of, the
               Funding Note payable on any date other than the Maturity  Date by check  mailed  to the  Holder  (or to the  first  named  of joint
               Holders)  of the  Funding  Note at the close of  business  on the
               Regular  Interest Record Date or Special Interest Record Date, as
               the case may be, at its address  appearing  in the  Funding  Note
               Register.  Notwithstanding the foregoing,  the applicable Funding
               Note Paying Agent shall make payments of principal, any interest, any premium,  and any  Additional  Amounts on any date other than the  Maturity  Date to each  Holder  entitled  thereto (or to the first  named of joint  Holders)  at the close of  business on the applicable  Regular  Interest  Record  Date or  Special  Interest
               Record  Date,  as the case may be,  of  $10,000,000  (or,  if the
               Specified  Currency  is other than  United  States  dollars,  the equivalent thereof in the particular

                                       26

               Specified  Currency) or more in  principal  amount of the Funding
               Note by wire  transfer  of  immediately  available  funds  if the
               applicable   Holder  has  delivered   appropriate  wire  transfer
               instructions  in writing to the  applicable  Funding  Note Paying
               Agent  not less  than 15 days  prior  to the  date on  which  the applicable payment of principal,  interest, premium or Additional
               Amounts is scheduled to be made.  Any wire transfer  instructions received by the applicable Funding Note Paying Agent shall remain in effect until revoked by the applicable Holder.

          (c) Unless otherwise specified in the Funding Note Certificate, if the Specified Currency of the Funding Note is other than U.S.
               Dollars, Global Funding shall be obligated to make, or cause to be made, payments of principal of, any premium and interest on, and any Additional Amounts with respect to, the Funding Note in such Specified Currency. Any amounts so payable by Global Funding in such Specified Currency will be converted by the Funding Note
               Exchange Rate Agent into United States dollars for payment to the Holder or Holders thereof unless otherwise specified in the Funding Note Certificate or a Holder elects to receive such amounts in such Specified Currency as provided below.

          (d) Unless otherwise specified in the Funding Note Certificate, if the Specified Currency of the Funding Note is other than U.S.
               dollars, any United States dollar amount to be received by the Holder or Holders of the Funding Note will be based on the highest bid quotation in The City of New York received by the Funding Note Exchange Rate Agent at approximately 11:00 a.m. (New
               York City time) on the second Business Day preceding the applicable payment date from three recognized foreign exchange dealers (one of whom may be the Funding Note Exchange Rate Agent) selected by the Funding Note Exchange Rate Agent and approved by Global Funding for the purchase by the quoting dealer of the Specified Currency for United States dollars for settlement on that payment date in the aggregate amount of such Specified
               Currency payable to the Holder or Holders of the Funding Note scheduled to receive United States dollar payments and at which the applicable dealer commits to execute a contract. All currency exchange costs will be borne by the relevant Holder or Holders of the Funding Note by deductions from any payments. If three bid quotations are not available, payments will be made in the Specified Currency.

                                       27

          (e)  If the Specified  Currency of the Funding Note is other than U.S.
               Dollars,  Holders of the Funding Note may elect to receive all or a  specified  portion  of any  payment  of  principal  and/or any
               interest,   premium  and  Additional  Amounts  in  the  Specified
               Currency by submitting a written request  therefor to the Funding
               Note Indenture  Trustee at its Corporate Trust Office in The City
               of New York on or prior to the applicable Regular Interest Record
               Date or Special Interest Record Date or at least 15 calendar days prior to the  Maturity  Date,  as the case may be.  Such  written request may be mailed or hand  delivered or sent by cable,  telex or other  form of  facsimile  transmission.  Such  election  will remain in effect until revoked by written notice delivered to the
               Funding  Note  Indenture  Trustee  on or prior to the  applicable
               Regular  Interest Record Date or Special  Interest Record Date or
               at least 15 calendar days prior to the Maturity Date, as the case may be.

          (f)  Notwithstanding  anything to the  contrary in this  Funding  Note
               Indenture,  if the  Specified  Currency  for the Funding  Note is
               other  than  U.S.  Dollars  and  the  Specified  Currency  is not available  for any  required  payment  of  principal  and/or  any interest, premium and Additional Amounts due to the imposition of exchange controls or other circumstances  beyond Global Funding's
               control,   Global   Funding  will  be  entitled  to  satisfy  its
               obligations  with  respect  to the  Funding  Note by  making,  or causing to be made,  payments in United  States  dollars based on the Market  Exchange Rate,  computed by the Funding Note Exchange
               Rate Agent,  on the second  Business Day prior to the  particular payment  date  or,  if the  Market  Exchange  Rate  is  not  then available,  on the basis of the most  recently  available  Market
               Exchange Rate.

          (g) All determinations made by the Funding Note Exchange Rate Agent shall be at its sole discretion and shall, in the absence of manifest error, be conclusive for all purposes and binding on the Holder or Holders of the Funding Note.

     SECTION 4.2 Collection Account. Global Funding shall, on or prior to the Original Issue Date, establish a non-interest bearing account with the Funding
Note Indenture Trustee or such other depository institution that is rated at least AA by Standard & Poor's Ratings Services, a division of the McGraw-Hill
Companies, Inc. or Aa2 by Moody's Investors Services, Inc., or has an equivalent rating from another nationally recognized statistical rating organization as may be designated by Global Funding (the "Collection Account"), into which account shall be deposited payments received under the applicable Funding Agreement(s) and which account shall be segregated from other accounts held by the Funding
Note Indenture Trustee or such other depositary institution.

                                       28

     SECTION 4.3 Offices for Payments, Etc.

          (a) So long as the Funding Note remains outstanding, Global Funding will maintain in New York and in any other city that may be required by any stock exchange on which the Funding Note may be listed, and in any city specified in the Funding Note Certificate the following: (i) an office or agency where the Funding Note may be presented for payment, (ii) an office or agency where the Funding Note may be presented for registration of transfer and for exchange as provided in the Funding Note Indenture and (iii) an office or agency where notices and demands to or upon Global
               Funding in respect of the  Funding  Note or of the  Funding  Note
               Indenture may be served.  Global Funding will give to the Funding
               Note Indenture Trustee written notice of the location of any such office or agency and of any change of location thereof. Global
               Funding initially designates the Corporate Trust Office of the Funding Note Indenture Trustee as the office or agency for each such purpose. In case Global Funding shall fail to maintain any such office or agency or shall fail to give such notice of the location or of any change in the location thereof, presentations and demands may be made and notices may be served at the Corporate Trust Office.

          (b) Global Funding hereby agrees to issue a standing order to the Funding Note Indenture Trustee, pursuant to which the Funding
               Note  Indenture  Trustee,  directly or through  any Funding  Note
               Paying Agent,  shall  distribute all amounts due and unpaid under
               Section 3.1(b) of the Amended and Restated Trust Agreement. For so long as (i) Global Funding has not rescinded the standing order (notice of such rescission to be promptly given by Global
               Funding  to the  Funding  Note  Indenture  Trustee)  and (ii) the
               Funding Note Indenture Trustee, either directly or through any Funding Note Paying Agent is able to, and does, comply with the standing order, Global Funding will not be required to establish a Payment Account (as defined in the Amended and Restated Trust
               Agreement) in accordance with Section 3.1 of the Amended and Restated Trust Agreement.

     SECTION  4.4  Appointment  to Fill a  Vacancy  in Office  of  Funding  Note
Indenture Trustee. Global Funding, whenever necessary to avoid or fill a vacancy in the office of the Funding Note Indenture Trustee, will appoint, in the manner provided in Section 6.8, a trustee, so that there shall at all times be a trustee under the Funding Note Indenture.


                                       29

     SECTION 4.5 Funding Note Paying Agents.

     (a)  Unless  otherwise   provided  in  or  pursuant  to  the  Funding  Note
          Indenture,  Global Funding appoints the Funding Note Indenture Trustee as Funding  Note Paying Agent with respect to the Funding Note and the
          Funding Note Indenture Trustee accepts such  appointment.  The Funding
          Note Indenture Trustee,  in its capacity as Funding Note Paying Agent, agrees,  and,  whenever  Global  Funding  shall appoint a Funding Note
          Paying  Agent  other than the  Funding  Note  Indenture  Trustee  with respect to the Funding  Note,  Global  Funding will cause such Funding
          Note Paying  Agent to execute  and  deliver to Global  Funding and the
          Funding Note  Indenture  Trustee an  instrument  in which such Funding
          Note Paying Agent shall agree with Global Funding and the Funding Note
          Indenture Trustee,  subject to the provisions of this Section, that it will:

          (i) hold all sums received by it as such agent for the payment of the principal of, any premium or interest on, or any Additional
               Amounts with respect to, the Funding Note (whether such sums have been paid to it by the Funding Agreement Provider, Global Funding or by any other obligor on the Funding Note) in trust for the benefit of each Holder of the Funding Note;

          (ii) give the Funding Note Indenture Trustee notice of any failure by Global Funding (or by any other obligor on the Funding Note) to make any payment of the principal of, any premium and interest on, or any Additional Amounts with respect to, the Funding Note when the same shall be due and payable;

          (iii) pay any such  sums so held in trust  by it to the  Funding  Note
               Indenture Trustee upon the Funding Note Indenture Trustee's written request at any time during the continuance of the failure referred to in clause (ii) above;

          (iv) in the absence of the failure referred in clause (ii) above, pay any such sums so held in trust by it in accordance with the Funding Note Indenture and the terms of the Funding Note; and

          (v) comply with all agreements of Funding Note Paying Agents in, and perform all functions and obligations imposed on Funding Note
               Paying  Agents by or pursuant

                                       30

               to, the Funding Note Indenture and the Funding Note Certificate or Supplemental Funding Note Indenture.

     (b) At or prior to 9:30 a.m. (New York City time) on each due date of the principal of, any premium and interest on, or any Additional Amounts with respect to, the Funding Note, Global Funding will deposit or cause to be deposited with the applicable Funding Note Paying Agent a sum sufficient to pay such principal, any interest or premium, and any Additional Amounts, and (unless such Funding Note Paying Agent is the
          Funding Note Indenture Trustee) Global Funding will promptly notify the Funding Note Indenture Trustee of any failure to take such action.

     (c)  Anything  in this  Section  to the  contrary  notwithstanding,  Global
          Funding may at any time, for purpose of obtaining satisfaction and discharge of the Funding Note under the Funding Note Indenture, pay or cause to be paid to the Funding Note Indenture Trustee all sums held in trust by Global Funding or any Funding Note Paying Agent under the Funding Note Indenture, as required by this Section, such sums to be held by the Funding Note Indenture Trustee upon the terms contained in the Funding Note Indenture.

     (d)  Anything  in  this  Section  to  the  contrary  notwithstanding,   the
          agreement  to hold  sums in  trust as  provided  in this  Section  are subject to the provisions of Sections 11.3 and 11.4.

     (e) The applicable Funding Note Paying Agent shall (i) collect all forms from Holders of the Funding Note (or from such other Persons as are relevant) that are required to exempt payments under the Funding Note and/or the related Funding Agreement(s) from United States Federal income tax withholding, (ii) withhold and pay over to the Internal
          Revenue Service or other taxing authority with respect to payments under the Funding Note any amount of taxes required to be withheld by any United States Federal, state or local statute, rule or regulation and (iii) forward copies of such forms to Global Funding and the Funding Agreement Provider.

     (f) Each Funding Note Paying Agent shall forward to Global Funding at least monthly a bank statement in its possession with respect to the performance of its functions and obligations with respect to the Funding Note.

                                       31

     (g)  Global Funding shall pay the  compensation of each Funding Note Paying
          Agent at such  rates as shall be  agreed  upon in  writing  by  Global
          Funding and the relevant Funding Note Paying Agent from time to time and shall reimburse each Funding Note Paying Agent for reasonable expenses properly incurred by such Funding Note Paying Agent in connection with the performance of its duties upon receipt of such invoices as Global Funding shall reasonably require.

     (h) Subject as provided below, each Funding Note Paying Agent may at any time resign as Funding Note Paying Agent by giving not less than 60 days' written notice to Global Funding and the Funding Note Indenture
          Trustee  (unless the Funding  Note  Indenture  Trustee is such Funding
          Note Paying Agent) of such intention on its part, specifying the date on which its resignation shall become effective. Except as provided below, Global Funding may remove a Funding Note Paying Agent by giving not less than 20 days' written notice specifying such removal and the date when it shall become effective. Any such resignation or removal shall take effect upon:

          (i)  the  appointment  by Global  Funding of a successor  Funding Note
               Paying Agent; and

          (ii) the acceptance of such appointment by such successor Funding Note
               Paying Agent,

          provided that with respect to any Funding Note Paying Agent who timely receives any amount with respect to the Funding Note and fails duly to pay any such amounts when due and payable in accordance with the terms of the Funding Note Indenture and the Funding Note, any such removal will take effect immediately upon such appointment of, and acceptance thereof by, a successor Funding Note Paying Agent approved by the Funding Note Indenture Trustee (unless the Funding Note Indenture
          Trustee is such Funding Note Paying Agent), in which event notice of such appointment shall be given to each Holder of the Funding Note as soon as practicable thereafter. Global Funding agrees with each Funding Note Paying Agent that if, by the day falling 10 days before the expiration of any notice given pursuant to this Section 4.5(h), Global Funding has not appointed a replacement Funding Note Paying
          Agent, then the Funding Note Paying Agent shall be entitled, on behalf of Global Funding, to appoint in its place a reputable financial institution of good standing reasonably acceptable to Global Funding and the Funding Note

                                       32

          Indenture  Trustee (unless the Funding Note Indenture  Trustee is such
          Funding Note Paying Agent); provided, however, that notwithstanding the foregoing, the resignation or removal of the relevant Funding Note
          Paying Agent shall not be effective unless, upon the expiration of the notice given pursuant to this Section 4.5(h), the successor Funding
          Note Paying Agent shall have accepted its appointment. Upon its resignation or removal becoming effective, the retiring Funding Note
          Paying Agent shall be entitled to the payment of its compensation and reimbursement of all expenses incurred by such retiring Funding Note
          Paying Agent pursuant to Section 4.4(g) up to the effective date of such resignation or removal.

     (i)  If at any time a Funding Note Paying Agent shall resign or be removed, or shall become  incapable of acting with respect to the Funding Note, or shall be  adjudged  as  bankrupt  or  insolvent,  or a receiver  or liquidator of such Funding Note Paying Agent or of its property  shall be  appointed,  or any public  officer shall take charge or control of such  Funding  Note  Paying  Agent or its  property or affairs for the
          purpose  of  rehabilitation,   conservation  or  liquidation,  then  a
          successor  Funding  Note  Paying  Agent shall be  appointed  by Global
          Funding by an instrument  in writing filed with the successor  Funding
          Note Paying Agent. Upon any such appointment of, and the acceptance of such appointment by, a successor Funding Note Paying Agent and (except in cases of removal  for failure to timely pay any amounts as required by or pursuant  to the  Funding  Note  Indenture  or the Funding  Note
          Certificate  or  Supplemental  Funding Note  Indenture)  the giving of notice to each Holder of the Funding Note,  the retiring  Funding Note
          Paying  Agent  shall cease to be Funding  Note Paying  Agent under the
          Funding Note Indenture.

     (j)  Any successor  Funding Note Paying Agent  appointed  under the Funding
          Note Indenture  shall execute and deliver to its  predecessor,  Global
          Funding and the Funding  Note  Indenture  Trustee  (unless the Funding
          Note Indenture Trustee is such Funding Note Paying Agent) a reasonably acceptable instrument accepting such appointment under the Funding
          Note  Indenture,  and  thereupon  such  successor  Funding Note Paying
          Agent, without any further act, deed or conveyance, shall become vested with all the authority, rights, powers, trusts, immunities, duties and obligations of such predecessor with like effect as if originally named as a Funding Note Paying Agent under the Funding Note
          Indenture, and such predecessor, upon payment of any amounts due pursuant to Section 4.5(g) and unpaid, shall

                                       33

          thereupon  become obliged to transfer and deliver,  and such successor
          Funding Note Paying Agent shall be entitled to receive, copies of any relevant records maintained by such predecessor Funding Note Paying
          Agent.

     (k) Any entity into which a Funding Note Paying Agent may be merged or converted or with which it may be consolidated or any entity resulting from any merger, conversion or consolidation to which such Funding
          Note Paying Agent shall be a party, or any entity succeeding to all or substantially all of the paying agency business of such Funding Note
          Paying Agent shall be a successor Funding Note Paying Agent under the Funding Note Indenture without the execution or filing of any paper or any further act on the part of any of the parties, anything in the Funding Note Indenture to the contrary notwithstanding. At least 30 days' prior notice of any such merger, conversion or consolidation shall be given to Global Funding and the Funding Note Indenture
          Trustee  (unless the Funding  Note  Indenture  Trustee is such Funding
          Note Paying Agent).

     SECTION 4.6 Funding Note Calculation Agent.

     (a)  Unless  otherwise   provided  in  or  pursuant  to  the  Funding  Note
          Indenture,  Global Funding appoints the Funding Note Indenture Trustee as Funding Note  Calculation  Agent,  and the Funding  Note  Indenture
          Trustee accepts such appointment.

     (b)  The  relevant  Funding  Note  Calculation   Agent  shall  perform  all
          functions  and  obligations  imposed on such Funding Note  Calculation
          Agent by or pursuant to the Funding  Note  Indenture,  and the Funding
          Note Certificate or supplemental Funding Note Indenture.

     (c)  Each  Funding  Note  Calculation  Agent,  excluding  the Funding  Note
          Indenture Trustee, shall forward to Global Funding at least monthly a report providing details with respect to the performance of its functions and obligations with respect to the Funding Note which shall include dates and amounts of forthcoming payments with respect to the Funding Note.

     (d) The relevant Funding Note Calculation Agent shall, upon the request of any relevant Holder of the Funding Note, provide the interest rate then in effect and, if determined, the interest rate that will become effective as a result of a determination made for the

                                       34

          next succeeding Interest Reset Date with respect to the Funding Note.

     (e) All determinations of interest by the Funding Note Calculation Agent shall, in the absence of manifest errors, be conclusive for all purposes and binding on the Holders of the Funding Note.

     (f)  Global  Funding  shall  pay  the  compensation  of each  Funding  Note
          Calculation Agent at such rates as shall be agreed upon in writing by Global Funding and the relevant Funding Note Calculation Agent from time to time and shall reimburse each Funding Note Calculation Agent for reasonable expenses properly incurred by such Funding Note
          Calculation Agent in connection with the performance of its duties upon receipt of such invoices as Global Funding shall reasonably require.

     (g) Subject as provided below, each Funding Note Calculation Agent may at any time resign as Funding Note Calculation Agent by giving not less than 60 days' written notice to Global Funding and the Funding Note
          Indenture  Trustee (unless the Funding Note Indenture  Trustee is such
          Funding Note Calculation Agent) of such intention on its part, specifying the date on which its resignation shall become effective.
          Except as provided  below,  Global  Funding may remove a Funding  Note
          Calculation Agent by giving not less than 20 days' written notice specifying such removal and the date when it shall become effective.
          Any such resignation or removal shall take effect upon:

          (i)  the  appointment  by Global  Funding of a successor  Funding Note
               Calculation Agent; and

          (ii) the acceptance of such appointment by such successor Funding Note
               Calculation Agent,

          provided that with respect to any Funding Note Calculation Agent who fails duly to establish the interest rate or amount for any Interest
          Reset Period, any such removal will take effect immediately upon such appointment of, and acceptance thereof by, a successor Funding Note
          Calculation  Agent  approved by the  Funding  Note  Indenture  Trustee
          (unless  the  Funding  Note  Indenture  Trustee is such  Funding  Note
          Calculation Agent), in which event notice of such appointment shall be given to each Holder of the Funding Note as soon as practicable thereafter. Global Funding agrees with each Funding Note Calculation
          Agent that if, by the day falling 10 days before the expiration of

                                       35

          any notice given pursuant to this Section  4.6(g),  Global Funding has not appointed a replacement  Funding Note Calculation  Agent, then the
          Funding Note Calculation Agent shall be entitled,  on behalf of Global
          Funding, to appoint in its place a reputable financial  institution of good standing reasonably  acceptable to Global Funding and the Funding
          Note Indenture  Trustee (unless the Funding Note Indenture  Trustee is
          such  Funding  Note  Calculation  Agent);   provided,   however,  that
          notwithstanding  the  foregoing,  the  resignation  or  removal of the relevant Funding Note Calculation Agent shall not be effective unless, upon the  expiration  of the notice  given  pursuant  to this  Section
          4.6(g),  the  successor  Funding  Note  Calculation  Agent  shall have accepted its  appointment.  Upon its  resignation or removal  becoming effective,  the  retiring  Funding  Note  Calculation  Agent  shall be entitled to the payment of its compensation  and  reimbursement of all expenses  incurred by such  retiring  Funding Note  Calculation  Agent
          pursuant  to  Section   4.6(f)  up  to  the  effective  date  of  such
          resignation or removal.

     (h) If at any time a Funding Note Calculation Agent shall resign or be removed, or shall become incapable of acting with respect to the Funding Note, or shall be adjudged as bankrupt or insolvent, or a receiver or liquidator of such Funding Note Calculation Agent or of its property shall be appointed, or any public officer shall take charge or control of such Funding Note Calculation Agent or its property or affairs for the purpose of rehabilitation, conservation or liquidation, then a successor Funding Note Calculation Agent shall be appointed by Global Funding by an instrument in writing filed with the successor Funding Note Calculation Agent. Upon any such appointment of, and the acceptance of such appointment by, a successor Funding
          Note Calculation Agent and (except in cases of removal for failure to establish the amount of interest) the giving of notice to each Holder of the Funding Note, the retiring Funding Note Calculation Agent shall cease to be Funding Note Calculation Agent under the Funding Note
          Indenture.

     (i)  Any  successor  Funding Note  Calculation  Agent  appointed  under the
          Funding Note Indenture shall execute and deliver to its predecessor, Global Funding and the Funding Note Indenture Trustee (unless the
          Funding Note Indenture Trustee is such Funding Note Calculation Agent) a reasonably acceptable instrument, accepting such appointment under the Funding Note Indenture, and thereupon such successor Funding Note
          Calculation Agent, without any further act, deed or conveyance,

                                       36

          shall become vested with all the authority, rights, powers, trusts, immunities, duties and obligations of such predecessor with like effect as if originally named as a Funding Note Calculation Agent under the Funding Note Indenture, and such predecessor, upon payment of any amounts due pursuant to Section 4.6(f) and unpaid, shall thereupon become obliged to transfer and deliver, and such successor
          Funding Note Calculation Agent shall be entitled to receive, copies of any relevant records maintained by such predecessor Funding Note
          Calculation Agent.

     (j) Any entity into which a Funding Note Calculation Agent may be merged or converted or with which it may be consolidated or any entity resulting from any merger, conversion or consolidation to which such Funding Note Calculation Agent shall be a party, or an entity succeeding to all or substantially all of the paying agency business of such Funding Note Calculation Agent shall be a successor Funding
          Note Calculation Agent under the Funding Note Indenture without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything in the Funding Note Indenture to the contrary notwithstanding. At least 30 days' prior notice of any such merger, conversion or consolidation shall be given to Global Funding and the Funding Note Indenture Trustee (unless the Funding Note
          Indenture Trustee is such Funding Note Calculation Agent).

     SECTION 4.7 Certificate to Funding Note Indenture Trustee. Global Funding will furnish to the Funding Note Indenture Trustee on or before May 15 of each year commencing with the first May 15 following the issuance of the Funding Note a brief certificate (which need not comply with Section 13.5) as to its knowledge of Global Funding's compliance with all conditions and covenants under the Funding Note Indenture (which will be determined without regard to any period of grace or requirement of notice provided under the Funding Note
Indenture).

     SECTION 4.8 Negative Covenants. So long as the Funding Note is outstanding,
Global Funding will comply with all of its covenants set forth in Section 6.1(b) of the Amended and Restated Trust Agreement.

     SECTION 4.9 Non-Petition.

     Each of the Funding  Note  Indenture  Trustee,  each other party hereto and each Holder  covenants  and agrees  that,  for a period of one year plus one day after payment in full of all amounts  payable under or in respect of the Funding
Note Indenture and the Funding Note, it will not institute against,  or join any
other  Person  in   instituting   against,   Global   Funding  any   bankruptcy,
reorganization,  arrangement,  insolvency or liquidation  proceedings,  or other
proceedings   under  any  federal  or  state  bankruptcy  or  similar  law.

                                       37

The immediately  preceding sentence shall survive any termination of the Funding
Note Indenture.

     Notwithstanding the foregoing, each of the Funding Note Indenture Trustee and each other party hereto covenants and agrees that it will not institute against, or join any other Person in instituting against, Global Funding any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any federal or state bankruptcy or similar law, as a result of the failure to pay fees or expenses pursuant to Section 6.6 to any party entitled thereto.

     Moreover, each of the Funding Note Indenture Trustee and each other party hereto covenants and agrees that it will not cause an Event of Default as a result of Global Funding's failure to pay any fees or expenses to any party entitled thereto under the Funding Note Indenture.

     SECTION 4.10 Additional Amounts.

     If the Funding  Note  Certificate  provide  for the  payment of  Additional
Amounts,  Global  Funding  agrees  to pay  to the  Holder  of the  Funding  Note
Additional Amounts as provided in the Funding Note Certificate. Whenever in the Funding Note Indenture there is mentioned, in any context, the payment of the principal of, or interest or premium on, or in respect of, the Funding Note or the net proceeds received on the sale or exchange of the Funding Note, such reference shall be deemed to include reference to the payment of Additional
Amounts provided by the terms established by the Funding Note Indenture or pursuant to the Funding Note Indenture to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof pursuant to such terms, and express reference to the payment of Additional Amounts in any provision of the Funding Note Indenture shall not be construed as excluding
Additional Amounts in those provisions hereof where such express reference is not made.

     If the Funding  Note  Certificate  provides  for the payment of  Additional
Amounts, the Funding Note Certificate will provide that Global Funding will pay, or cause to be paid, Additional Amounts to a Holder of the Funding Note to compensate for any withholding or deduction for or on account of any present or future taxes, duties, levies, assessments or governmental charges of whatever nature imposed or levied on payments on the Funding Note by or on behalf of any governmental authority in the United States having the power to tax, so that the net amount received by the Holder of the Funding Note, after giving effect to such withholding or deduction, whether or not currently payable, will equal the amount that would have been received under the Funding Note were no such deduction or withholding required; provided that no such Additional Amounts shall be required for or on account of:

     (a) any tax, duty, levy, assessment or other governmental charge imposed which would not have been imposed but for a Holder or

                                       38

          beneficial owner of the Funding Note, (i) having any present or former connection with the United States, including, without limitation, being or having been a citizen or resident thereof, or having been present, having been incorporated in, having engaged in a trade or business or having (or having had) a permanent establishment or principal office therein, (ii) being a controlled foreign corporation within the meaning of Section 957(a) of the Code related within the meaning of Section 864(d)(4) of the Code, to the Funding Agreement
          Provider, (iii) being a bank for United States Federal income tax purposes whose receipt of interest on the Funding Note is described in
          Section 881(c)(3)(A) of the Code, (iv) being an actual or constructive owner of 10 percent or more of the total combined voting power of all classes of stock of the Funding Agreement Provider entitled to vote within the meaning of Section 871(h)(3) of the Code and Treasury
          Regulations promulgated thereunder or (v) being subject to backup withholding as of the date of the purchase by the Holder of the Funding Note;

     (b) any tax, duty, levy, assessment or other governmental charge which would not have been imposed but for the presentation of any Funding
          Note (where presentation is required) for payment on a date more than 30 days after the date on which such payment becomes due and payable or the date on which payment is duly provided for, whichever occurs later;

     (c) any tax, duty, levy, assessment or other governmental charge which is imposed or withheld solely by reason of the failure of the beneficial owner or a Holder of the Funding Note to comply with certification, identification or information reporting requirements concerning the nationality, residence, identity or connection with the United States of the beneficial owner or a Holder of the Funding Note, if compliance is required by statute, by regulation of the United States Treasury
          Department, judicial or administrative interpretation, other law or by an applicable income tax treaty to which the United States is a party as a condition to exemption from such tax, duty, levy, assessment or other governmental charge;

     (d) any inheritance, gift, estate, personal property, sales, transfer or similar tax, duty, levy, assessment, or similar governmental charge;

                                       39

     (e) any tax, duty, levy, assessment or other governmental charge that is payable otherwise than by withholding from payments in respect of the Funding Note;

     (f) any tax, duty, levy, assessment or other governmental charge imposed by reason of payments on the Funding Note being treated as contingent interest described in Section 871(h)(4) of the Code for United States
          Federal income tax purposes provided that such treatment was described in the Pricing Supplement;

     (g)  any tax,  duty,  levy,  assessment or other  governmental  charge that would not have been  imposed  but for an election by the Holder of the
          Funding Note, the effect of which is to make payment in respect of the
          Funding  Note  subject  to  United  States   Federal   income  tax  or
          withholding tax provisions; or

     (h)  any combination of items (a), (b), (c), (d), (e), (f) or (g) above.

                                   ARTICLE 5
     REMEDIES OF THE FUNDING NOTE INDENTURE TRUSTEE AND HOLDERS ON EVENT OF
                                    DEFAULT

     SECTION 5.1 Event of Default Defined;  Acceleration of Maturity;  Waiver of
Default.

     (a)  "Event of Default"  with respect to the Funding Note  wherever used in the Funding Note Indenture,  means each of the following  events which shall have  occurred and be  continuing  (whatever the reason for such
          Event of Default and whether it shall be voluntary or  involuntary  or be effected by operation of law or pursuant to any judgment, decree or
          order  of  any  court  or  any  order,   rule  or  regulation  of  any
          administrative or governmental body):

          (i) default in the payment when due and payable of the principal of, or any premium on, the Funding Note;

          (ii) default in the payment, when due and payable, of any interest on, or any Additional Amounts with respect to, the Funding Note and continuance of such default for a period of five Business Days;

          (iii) any "Event of  Default",  as such term is defined in any Funding
               Agreement  securing the Funding  Note,  by the Funding  Agreement
               Provider under such Funding Agreement;

                                       40

          (iv) Global  Funding  shall fail to observe  or perform  any  covenant contained in the Funding  Note or in the Funding  Note  Indenture
               for a period of 30 days  after the date on which  written  notice specifying such failure, stating that such notice is a "Notice of
               Default"  under the Funding Note  Indenture  and  demanding  that
               Global  Funding  remedy  the  same,   will  have  been  given  by
               registered or certified mail, return receipt requested, to Global
               Funding  by the  Funding  Note  Indenture  Trustee,  or to Global
               Funding and the Funding Note  Indenture  Trustee by the Holder or
               Holders of at least 25% of the  outstanding  principal  amount of the Funding Note; or

          (v) the Funding Note Indenture for any reason shall cease to be in full force and effect or shall be declared null and void, or the Funding Note Indenture Trustee shall fail to have or maintain a validly created and first priority perfected security interest
               (or the equivalent thereof) in the Collateral; or any Person shall successfully claim, as finally determined by a court of competent jurisdiction that any Lien for the benefit of the Holders of the Funding Note and any other Person for whose benefit the Funding Note Indenture Trustee is or will be holding the Collateral, that the Collateral is void or is junior to any other Lien or that the enforcement thereof is materially limited because of any preference, fraudulent transfer, conveyance or similar law;

          (vi) an  involuntary  case or  other  proceeding  shall  be  commenced against Global Funding  seeking  liquidation,  reorganization  or
               other   relief  with  respect  to  it  or  its  debts  under  any
               bankruptcy,  insolvency,  reorganization  or other similar law or seeking  the  appointment  of a  trustee,  receiver,  liquidator, custodian or other similar official of it or any substantial part of its property,  and such  involuntary  case or other proceeding shall remain undismissed and unstayed for a period of 60 days; or
               an order for relief shall be entered against Global Funding under the Federal bankruptcy laws as now or hereafter in effect;

          (vii) Global Funding  commences a voluntary  case or other  proceeding seeking liquidation,  reorganization or other relief with respect
               to  itself  or  its  debts  under  any  bankruptcy,   insolvency,
               reorganization or other similar

                                       41

               law  or  seeking  the   appointment   of  a  trustee,   receiver,
               liquidator,  custodian  or other  similar  official  of it or any substantial part of its property,  or consents to any such relief or to  the  appointment  of or  taking  possession  by  any  such official in an  involuntary  case or other  proceeding  commenced against  it, or makes a general  assignment  for the  benefit  of creditors,  or fails  generally  to pay its debts as they  become due, or takes any action to authorize any of the foregoing; and

          (viii) any other Event of Default provided in any Supplemental Funding
               Note Indenture or in the Funding Note Certificate.

     (b) If one or more Events of Default shall have occurred and be continuing with respect to the Funding Note, then, and in every such event, unless the principal of the Funding Note shall have already become due and payable, either the Funding Note Indenture Trustee or the Holder or Holders of not less than 25% of the outstanding principal amount of the Funding Note under the Funding Note Indenture by notice in writing to Global Funding (and to the Funding Note Indenture Trustee if given by such Holder or Holders), may declare the entire principal and premium (if any) of the Funding Note, any interest accrued thereon, and any Additional Amounts due and owing and any other amounts payable with respect thereto, to be due and payable immediately, and upon any such declaration the same shall become immediately due and payable;
          provided that, if any Event of Default specified in Section 5.1(a)(vi) or 5.1(a)(vii) occurs with respect to Global Funding, or if any Event of Default specified in Section 5.1(a)(iii) that would cause any Funding Agreement securing the Funding Note to become immediately due and payable occurs with respect to the Funding Agreement Provider, then without any notice to Global Funding or any other act by the Funding Note Indenture Trustee or any Holder of the Funding Note, the entire principal and premium (if any) of the Funding Note, any interest accrued thereon, and any Additional Amounts due and owing, and any other amounts payable with respect thereto, shall become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by Global
          Funding.

     (c) Notwithstanding Section 5.1(b), if at any time after the principal and premium of the Funding Note, any interest accrued thereon, and any Additional Amounts due and owing and any other

                                       42

          amounts payable with respect thereto shall have been so declared due and payable and before any judgment or decree for the payment of the funds due shall have been obtained or entered as provided in the Funding Note Indenture, Global Funding shall pay or shall deposit with the Funding Note Indenture Trustee a sum sufficient to pay all due and payable interest on, and any Additional Amounts due and owing and any other amounts payable with respect to, the Funding Note and the principal and premium (if any) of the Funding Note which shall have become due and payable otherwise than by acceleration pursuant to
          Section 5.1(b) above (with interest on such principal and, to the extent that payment of such interest is enforceable under applicable law, on any overdue interest and any other amounts payable, at the same rate as the rate of interest specified in the Funding Note
          Certificate to the date of such payment or deposit) and such amount as shall be sufficient to cover reasonable compensation to the Funding
          Note  Indenture  Trustee and each  predecessor  Funding Note Indenture
          Trustee, their respective agents, attorneys and counsel, and all other expenses and liabilities incurred, and all advances made, by the Funding Note Indenture Trustee and each predecessor Funding Note
          Indenture Trustee except as a result of negligence or bad faith, and if any and all Events of Default under the Funding Note Indenture, other than the non-payment of the principal of and premium (if any) on the Funding Note which shall have become due by acceleration, shall have been cured, waived or otherwise remedied as provided in the Funding Note Indenture, then and in every such case the Holder
          Representative (as defined in Section 5.8(a) hereof), by written notice to Global Funding and to the Funding Note Indenture Trustee, may waive all defaults and rescind and annul such declaration and its consequences, but no such waiver or rescission and annulment shall extend to or shall affect any subsequent default or shall impair any right consequent thereon.

     SECTION 5.2 Collection of Indebtedness  by Funding Note Indenture  Trustee;
Funding Note Indenture Trustee May Prove Debt.

     (a)  Subject  to  Section  5.1(c),  if any Event of  Default  contained  in
          Section 5.1(a)(i) or (ii) shall have occurred and be continuing, Global Funding will, upon demand by the Funding Note Indenture
          Trustee, pay to the Funding Note Indenture Trustee for the benefit of each Holder of the Funding Note the whole amount that then shall have become due and payable of the principal of, any premium and interest on, and any Additional Amounts due

                                       43

          and owing and any other  amounts  payable with respect to, the Funding
          Note (with interest to the date of such payment upon the overdue principal and, to the extent that payment of such interest is enforceable under applicable law, on overdue interest and any other amounts payable at the same rate as the rate of interest specified in the Funding Note); and in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including reasonable compensation to the Funding Note Indenture
          Trustee and each predecessor Funding Note Indenture Trustee, their respective agents, attorneys and counsel, and any expenses and liabilities incurred, and all advances made, by the Funding Note
          Indenture Trustee and each predecessor Funding Note Indenture Trustee except as a result of its negligence or bad faith.

     (b) Until such demand is made by the Funding Note Indenture Trustee, Global Funding may pay the principal of, any premium and interest on, and any Additional Amounts due and owing and any other amounts payable with respect to, the Funding Note to the Holders, whether or not the Funding Note be overdue.

     (c) If Global Funding shall fail to pay such amounts upon such demand, the Funding Note Indenture Trustee, in its own name and as trustee of an express trust, shall be entitled and empowered to institute any action or proceedings at law or in equity for the collection of the sums so due and unpaid, and may prosecute any such action or proceedings to judgment or final decree, and may enforce any such judgment or final decree against Global Funding or other obligor upon the Funding Note and collect in the manner provided by law out of the property of Global Funding or other obligor upon the Funding Note, wherever the funds adjudged or decreed to be payable are situated. If there shall be pending proceedings relative to Global Funding or any other obligor upon the Funding Note under Title 11 of the United States Code or any other applicable Federal or state bankruptcy, insolvency or other similar law, or if a receiver, assignee or trustee in bankruptcy or reorganization, liquidator, sequestrator or similar official shall have been appointed for or taken possession of Global Funding or its property or such other obligor, or in case of any other comparable judicial proceedings relative to Global Funding or other obligor upon the Funding Note, or to the creditors or property of Global Funding or such other obligor, the Funding Note Indenture Trustee, irrespective of whether the principal of the Funding Note shall then be due and payable as therein expressed or by

                                       44

          declaration or otherwise and  irrespective of whether the Funding Note
          Indenture   Trustee  shall  have  made  any  demand  pursuant  to  the provisions  of this  Section,  shall be  entitled  and  empowered,  by intervention in such proceedings or otherwise:

          (i) to file such proofs of a claim or claims and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Funding Note Indenture Trustee (including any claim for reasonable compensation to the Funding Note
               Indenture  Trustee and each  predecessor  Funding Note  Indenture
               Trustee, and their respective agents, attorneys and counsel, and for reimbursement of all expenses and liabilities incurred, and all advances made, by the Funding Note Indenture Trustee and each predecessor Funding Note Indenture Trustee, except as those adjudicated in a court of competent jurisdiction to be the result of any such Funding Note Indenture Trustee's negligence or bad faith) and of the Holders allowed in any judicial proceedings relative to Global Funding or other obligor upon the Funding
               Note, or to the creditors or property of Global Funding or such other obligor,

          (ii) unless prohibited by applicable law and regulations, to vote on behalf of the Holders of the Funding Note in any election of a trustee or a standby trustee in arrangement, reorganization, liquidation or other bankruptcy or insolvency proceedings or Person performing similar functions in comparable proceedings, and

          (iii) to collect and receive  any funds or other  property  payable or deliverable  on any such claims,  and to  distribute  all amounts received  with  respect to the  claims of each  Holder and of the
               Funding Note Indenture  Trustee on each Holder's behalf;  and any trustee,  receiver,  or  liquidator,  custodian or other  similar official is hereby  authorized by each Holder to make payments to the Funding Note  Indenture  Trustee,  and, in the event that the
               Funding Note  Indenture  Trustee  shall  consent to the making of payments  directly  to any  Holder,  to pay to the  Funding  Note
               Indenture  Trustee such amounts as shall be  sufficient  to cover reasonable  compensation  to the Funding Note Indenture  Trustee,
               each  predecessor   Funding  Note  Indenture  Trustee  and  their
               respective agents,  attorneys and counsel, and all other expenses
               and

                                       45

               liabilities incurred,  and all advances made, by the Funding Note
               Indenture  Trustee and each  predecessor  Funding Note  Indenture
               Trustee except as those adjudicated in a court of competent jurisdiction to be the result of any such Funding Note Indenture
               Trustee's negligence or bad faith.

     (d) Nothing contained in the Funding Note Indenture shall be deemed to authorize the Funding Note Indenture Trustee to authorize or consent to or vote for or accept or adopt on behalf of any Holder any plan or reorganization, arrangement, adjustment or composition affecting the Funding Note or the rights of any Holder thereof, or to authorize the Funding Note Indenture Trustee to vote in respect of the claim of any Holder in any such proceeding except, as aforesaid, to vote for the election of a trustee in bankruptcy or similar Person.

     (e)  All rights of action and of  asserting  claims  under the Funding Note
          Indenture,  or under the Funding Note,  may be enforced by the Funding
          Note Indenture Trustee without the possession of the Funding Note or the production thereof on any trial or other proceedings relative thereto, and any such action or proceedings instituted by the Funding
          Note Indenture Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment, subject to the payment of the expenses, disbursements and compensation of the Funding Note
          Indenture Trustee, each predecessor Funding Note Indenture Trustee and their respective agents and attorneys, shall be for the ratable benefit of each Holder.

     (f) In any proceedings brought by the Funding Note Indenture Trustee (and also any proceedings involving the interpretation of any provision of the Funding Note Indenture to which the Funding Note Indenture Trustee shall be a party) the Funding Note Indenture Trustee shall be held to represent every Holder of the Funding Note, and it shall not be necessary to make any Holder of the Funding Note party to any such proceedings.

     SECTION 5.3 Application of Proceeds.

     (a) Any funds collected by the Funding Note Indenture Trustee following an Event of Default pursuant to this Article or otherwise under the Funding Note Indenture and any applicable Supplemental Funding Note
          Indenture in respect of the Funding Note shall be held in trust in the Collection Account and be applied in the following order at the date or dates fixed by the

                                       46

          Funding Note Indenture Trustee and, in case of the distribution of such funds on account of principal, any premium and interest and any Additional Amounts, upon presentation of the Funding Note Certificate representing the Funding Note and the notation thereon of the payment if only partially paid or upon the surrender thereof if fully paid:

          First: To the payment of costs and expenses, including reasonable compensation to the Funding Note Indenture Trustee and each predecessor
     Funding Note Indenture Trustee and their respective agents and attorneys and of all expenses and liabilities incurred, and all advances made, by the Funding Note Indenture Trustee and each predecessor Funding Note Indenture
     Trustee except those adjudicated in a court of competent jurisdiction to be the result of any such Funding Note Indenture Trustee's negligence or bad faith, in an aggregate amount of no more than $250,000 for all Program
     Funding  Notes,  the extent not paid  pursuant to the Amended and  Restated
     Support Agreement;

          Second: To the payment of principal, any premium and interest, any Additional Amounts and any other amounts then due and owing on the Funding
     Note;

          Third: To the payment of any other Obligations then due and owing with respect to the Funding Note; and

          To the payment of any remaining  balance to Global Funding for Fourth:
     distribution by the Delaware Trustee in accordance with the provisions of the Amended and Restated Trust Agreement.

     (b) All funds deposited with the Funding Note Indenture Trustee pursuant to the Funding Note Indenture, except when an Event of Default has occurred and is continuing, shall be held in trust in the Collection
          Account and applied by it, in accordance with the provisions of the Funding Note and the Funding Note Indenture, to the payment through any Funding Note Paying Agent, to the Persons entitled thereto, of the principal, premium, if any, interest and Additional Amounts, if any, for whose payment such money has been deposited with or received by the Funding Note Trustee. If no Event of Default with respect to he
          Funding Note has occurred and is continuing, the following priority of payments shall apply:

          First: To the payment of principal, any premium and interest, any Additional Amounts, and any other amounts then due and owing on the Funding
     Note;

                                       47

          Second: To the payment of any other Obligations then due and owing with respect to the Funding Note; and

          Third: To the payment of any remaining balance to Global Funding for distribution by the Delaware Trustee in accordance with the provisions of the Amended and Restated Trust Agreement.

     The Funding Note Indenture Trustee may make distributions under the Funding
Note Indenture in cash or in kind or, on a ratable basis, in any combination thereof.

     SECTION 5.4 Suits for Enforcement. If an Event of Default has occurred, has not been waived and is continuing, the Funding Note Indenture Trustee may in its discretion proceed to protect and enforce the rights vested in it by the Funding
Note  Indenture by such  appropriate  judicial  proceedings  as the Funding Note
Indenture Trustee shall deem most effectual to protect and enforce any of such rights, either at law or in equity or in bankruptcy or otherwise, whether for the specific enforcement of any covenant or agreement contained in the Funding
Note  Indenture  or in aid of the  exercise of any power  granted in the Funding
Note Indenture or to enforce any other legal or equitable right vested in the Funding Note Indenture Trustee by the Funding Note Indenture or by law.

     SECTION 5.5  Restoration of Rights on Abandonment  of  Proceedings.  If the
Funding Note Indenture Trustee shall have proceeded to enforce any right under the Funding Note Indenture and such proceedings shall have been discontinued or abandoned for any reason, or shall have been determined adversely to the Funding
Note Indenture Trustee, then and in every such case Global Funding and the Funding Note Indenture Trustee shall be restored respectively to their former positions and rights under the Funding Note Indenture, and all rights, remedies and powers of Global Funding, the Funding Note Indenture Trustee and each Holder shall continue as though no such proceedings had been taken.

     SECTION 5.6 Limitations on Suits by Holders. No Holder of the Funding Note shall have any right by virtue or by availing of any provision of the Funding
Note Indenture to institute any action or proceeding at law or in equity or in bankruptcy or otherwise upon or under or with respect to the Funding Note
Indenture, or for the appointment of a trustee, receiver, liquidator, custodian or other similar official or for any other remedy under the Funding Note
Indenture, unless:

          (i)  such Holder has  previously  given written  notice to the Funding
               Note Indenture Trustee of a continuing Event of Default;

          (ii) the Holder or Holders of the Funding Note representing not less than 25% of the outstanding principal amount of the Funding Note shall have made written request to the

                                       48

               Funding Note Indenture Trustee to institute proceedings in respect of such Event of Default in its own name as the Funding
               Note Indenture Trustee;

          (iii) such  Holder  or  Holders  have  offered  to  the  Funding  Note
               Indenture Trustee indemnity or security satisfactory to it against the costs, expenses and liabilities to be incurred in compliance with such request;

          (iv) the Funding Note Indenture Trustee for 60 days after its receipt of such notice, request and offer of indemnity shall have failed to institute any such action or proceedings; and

          (v) no direction inconsistent with such written request shall have been given to the Funding Note Indenture Trustee during such 60-day period by the Holder or Holders of the Funding Note representing at least 66 2/3% of the outstanding principal amount of the Funding Note;

it being understood and intended, and being expressly covenanted by each Holder of the Funding Note with each other Holder of the Funding Note and the Funding
Note Indenture Trustee, that no Holder or Holders of the Funding Note shall have any right in any manner whatever by virtue of, or by availing of, any provision of the Funding Note Indenture to affect, disturb or prejudice the rights of any other Holder of the Funding Note, or to obtain or seek to obtain priority over or preference to any other Holder of the Funding Note or to enforce any right under the Funding Note Indenture, except in the manner provided herein and for the equal, ratable and common benefit of all the Holders of the Funding Note.
For the protection and enforcement of the provisions of this Section, each Holder and the Funding Note Indenture Trustee shall be entitled to such relief as can be given either at law or in equity.

     Notwithstanding any other provisions in the Funding Note Indenture, however, the right of any Holder of the Funding Note, which is absolute and unconditional, to receive payment of the principal of (and premium, if any), and interest on, if any, and Additional Amounts, if any, with respect to the Funding
Note, on or after the respective due dates expressed in the Funding Note, or to institute suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

     SECTION 5.7 Powers and Remedies Cumulative; Delay or Omission Not Waiver of
Default.

     (a)  Except as provided  in Section  2.7, no right or remedy in the Funding
          Note  Indenture  conferred  upon  or  reserved  to  the

                                       49

          Funding Note Indenture Trustee or to any Holder is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given under the Funding Note Indenture or existing at law or in equity or otherwise. The assertion or employment of any right or remedy under the Funding Note Indenture, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

     (b) No delay or omission of the Funding Note Indenture Trustee or of any Holder of the Funding Note to exercise any right or power accruing upon any Event of Default occurring and continuing as aforesaid shall impair any such right or power or shall be construed to be a waiver of any such Event of Default or an acquiescence therein; and, subject to
          Section  5.6,  every  power  and  remedy  given  by the  Funding  Note
          Indenture or by law to the Funding Note Indenture Trustee or to any Holder may be exercised from time to time, and as often as shall be deemed expedient, by the Funding Note Indenture Trustee or by such Holder.

     SECTION 5.8 Control by the Holders.

     (a)  The Holders of a majority in  principal  amount of the Funding Note at
          the  time  outstanding   shall  have  the  right  to  elect  a  holder
          representative  (the "Holder  Representative")  who shall have binding
          authority   upon  all  the  Holders  and  shall   replace  any  Holder
          Representative then acting in such capacity,  and who shall direct the time,  method,  and place of conducting  any proceeding for any remedy available to the Funding Note  Indenture  Trustee,  or exercising  any trust or power conferred on the Funding Note Indenture  Trustee by the
          Funding Note Indenture, provided that:

          (i) such direction shall not be otherwise than in accordance with law and the provisions of the Funding Note Indenture; and

          (ii) subject  to the  provisions  of Section  6.1,  the  Funding  Note
               Indenture Trustee shall have the right to decline to follow any such direction if the Funding Note Indenture Trustee, being advised by counsel, shall determine that the action or proceeding so directed may not lawfully be taken or if the Funding Note
               Indenture Trustee in good faith by its board of directors, the executive committee, or a trust

                                       50

               committee  of directors  or  Responsible  Officers of the Funding
               Note Indenture Trustee shall determine that the action or proceedings so directed would involve the Funding Note Indenture
               Trustee in personal liability.

     (b) Nothing in the Funding Note Indenture shall impair the right of the Funding Note Indenture Trustee in its discretion to take any action deemed proper by the Funding Note Indenture Trustee and which is not inconsistent with such direction by the Holders.

     SECTION  5.9  Waiver  of Past  Defaults.  Prior to the  declaration  of the
maturity  of  the  Funding   Note  as  provided  in  Section   5.1,  the  Holder
Representative  may on behalf of the Holders of the Funding  Note waive any past
default  or  Event  of  Default  under  the  Funding  Note   Indenture  and  its
consequences, except a default:

          (i) in the payment of principal of, any premium or interest on, or any Additional Amounts with respect to, the Funding Note; or

          (ii) in  respect  of a  covenant  or  provision  of the  Funding  Note
               Indenture which cannot be modified or amended without the consent of the Holder of the Funding Note.

Upon any such waiver, such default shall cease to exist and be deemed to have been cured and not to have occurred, and any Event of Default arising therefrom shall be deemed to have been cured, and not to have occurred for every purpose of the Funding Note Indenture; but no such waiver shall extend to any subsequent or other default or Event of Default or impair any right consequent thereon.

                                   ARTICLE 6
                       THE FUNDING NOTE INDENTURE TRUSTEE

     SECTION 6.1 Certain Duties and Responsibilities.

     (a) Except if an Event of Default has occurred and is continuing (and it has not been cured or waived), the Funding Note Indenture Trustee undertakes to perform in a prudent manner such duties and only such duties with respect to the Funding Note as are specifically set forth in the Funding Note Indenture. No implied covenants or obligations shall be read into the Funding Note Indenture against the Funding Note
          Indenture  Trustee.

     (b) If an Event of Default has occurred and is continuing (and it has not been cured or waived), the Funding Note Indenture Trustee shall exercise such of the rights and powers with respect to the Funding
          Note  vested in it by the  Funding  Note  Indenture,  and use

                                       51

          the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

     (c) No provision of the Funding Note Indenture shall be construed to relieve the Funding Note Indenture Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

          (i) this subsection (c) shall not be construed to limit the effect of subsection (a) of this Section;

          (ii) in the  absence  of bad  faith  on its  part,  the  Funding  Note
               Indenture Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Funding Note
               Indenture Trustee and conforming to the requirements of the Funding Note Indenture unless a Responsible Officer of the
               Funding Note Indenture Trustee has actual knowledge that such statements or opinions are false; provided that the Funding Note
               Indenture Trustee must examine such certificates and opinions to determine whether they conform to the requirements of the Funding
               Note Indenture;

          (iii) the Funding Note Indenture Trustee shall not be liable for any error of judgment made in good faith by any Responsible Officer of the Funding Note Indenture Trustee, unless it is proved that the Funding Note Indenture Trustee was negligent in ascertaining the pertinent facts;

          (iv) the  Funding  Note  Indenture  Trustee  shall not be liable  with respect to any action  taken or omitted to be taken by it in good
               faith  in   accordance   with  the   direction   of  the   Holder
               Representative   relating  to  the  time,  method  and  place  of
               conducting any proceeding for any remedy available to the Funding
               Note  Indenture  Trustee,   or  exercising  any  trust  or  power
               conferred  upon the Funding  Note  Indenture  Trustee,  under the
               Funding Note Indenture with respect to the Funding Note; and

          (v) no provision of the Funding Note Indenture shall require the Funding Note Indenture Trustee to expend or risk its own funds or otherwise incur any financial liability in the

                                       52

               performance   of  any  of  its  duties  under  the  Funding  Note
               Indenture,  or in the exercise of any of its rights or powers, if it shall have reasonable  grounds for believing that repayment of such funds or adequate  indemnity  against such  liability is not reasonably assured to it.

     (d) Whether or not therein expressly so provided, every provision of the Funding Note Indenture relating to the conduct or affecting the liability of or affording protection to the Funding Note Indenture
          Trustee shall be subject to the provisions of this Section.

     SECTION 6.2 Certain Rights of the Funding Note Indenture Trustee.

Subject to Section 6.1:

     (a) the Funding Note Indenture Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, debenture, note, coupon, security or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

     (b) any request, direction, order or demand of Global Funding mentioned in the Funding Note Indenture shall be sufficiently evidenced by a Trust
          Certificate (unless other evidence in respect thereof be specifically prescribed in the Funding Note Indenture);

     (c) the Funding Note Indenture Trustee may consult with counsel and any advice or Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted to be taken by it under the Funding Note Indenture in good faith and in reliance on such advice or Opinion of Counsel;

     (d)  the Funding Note  Indenture  Trustee  shall be under no  obligation to exercise any of the trusts or powers  vested in it by the Funding Note
          Indenture   at  the   request,   order  or  direction  of  any  Holder
          Representative   pursuant  to  the  provisions  of  the  Funding  Note
          Indenture, unless such Holder Representative shall have offered to the
          Funding  Note  Indenture  Trustee  reasonable  security  or  indemnity against the costs, expenses and liabilities which might be incurred by it in compliance with such request, order or direction;

                                       53

     (e) whenever in the administration of the Funding Note Indenture the Funding Note Indenture Trustee shall deem it necessary or desirable that a matter be proved or established prior to taking or suffering or omitting any action under the Funding Note Indenture, such matter
          (unless other evidence in respect thereof be specifically prescribed in the Funding Note Indenture) may, in the absence of negligence or bad faith on its part, be deemed to be conclusively proved and established by a Trust Certificate delivered to the Funding Note
          Indenture Trustee;

     (f) the Funding Note Indenture Trustee shall not be liable for any action taken or omitted by it in good faith and believed by it to be authorized or within the discretion, rights or powers conferred upon it by the Funding Note Indenture;

     (g) the Funding Note Indenture Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, appraisal, bond, debenture, note, coupon, security, or other paper or document unless requested in writing so to do by the Holder Representative; provided that, if the payment within a reasonable time to the Funding Note Indenture Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Funding Note Indenture
          Trustee, not reasonably assured to the Funding Note Indenture Trustee by the security afforded to it by the terms of the Funding Note
          Indenture, the Funding Note Indenture Trustee may require reasonable indemnity against such expenses or liabilities as a condition to proceeding; the reasonable expenses of every such examination shall be paid by Global Funding or, if paid by the Funding Note Indenture
          Trustee or any predecessor trustee, shall be repaid by Global Funding upon demand; and

     (h) the Funding Note Indenture Trustee may execute any of the trusts or powers under the Funding Note Indenture or perform any duties under the Funding Note Indenture either directly or by or through agents or attorneys not regularly in its employ and the Funding Note Indenture
          Trustee shall not be responsible for any misconduct or negligence on the part of any such agent or attorney appointed with due care by it under the Funding Note Indenture.

     SECTION 6.3 Not Responsible  for Recitals,  Validity of the Funding Note or
Application  of  the  Proceeds.  The  recitals  contained  in the  Funding  Note
Indenture

                                       54

and in the Funding Note, except the Funding Note Indenture Trustee's certificates of authentication, shall be taken as the statements of Global
Funding, and the Funding Note Indenture Trustee assumes no responsibility for the correctness of the same. The Funding Note Indenture Trustee makes no representation as to the validity or sufficiency of the Funding Note Indenture or of the Funding Note. The Funding Note Indenture Trustee shall not be accountable for the use or application by the Funding Agreement Provider of the proceeds of the Funding Agreement(s).

     SECTION 6.4 May Hold  Funding  Note;  Collections,  Etc.  The Funding  Note
Indenture  Trustee or any agent of Global  Funding or the Funding Note Indenture
Trustee, in its individual or any other capacity, may become the owner or pledgee of the Funding Note with the same rights it would have if it were not the Funding Note Indenture Trustee or such agent and, subject to Section 6.7,
Section  311(a)  of the Trust  Indenture  Act,  and Rule 3a-7 of the  Investment
Company Act, may otherwise deal with Global Funding and receive, collect, hold and retain collections from Global Funding with the same rights it would have if it were not the Funding Note Indenture Trustee or such agent.

     SECTION 6.5 Funds Held by Funding Note Indenture Trustee. Subject to the provisions of Section 11.4, all funds received by the Funding Note Indenture
Trustee shall, until used or applied as provided in the Funding Note Indenture, be held in trust for the purposes for which they were received. The Funding Note
Indenture Trustee (and each of its agents and Affiliates) shall deposit all cash amounts received by it (or any such agents or Affiliates) that are derived from the Collateral for the benefit of the Holders of the Funding Note in the Collection Account. Neither the Funding Note Indenture Trustee nor any agent of
Global Funding or the Funding Note Indenture Trustee shall be under any liability for interest on any funds received by it under the Funding Note
Indenture.

     SECTION 6.6 Compensation; Reimbursement; Indemnification.

     (a)  Global Funding covenants and agrees:

          (i) to pay to the Funding Note Indenture Trustee from time to time, and the Funding Note Indenture Trustee shall be entitled to, reasonable compensation for all services rendered by it under the Funding Note Indenture (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

          (ii) except as otherwise provided in the Funding Note Indenture, to pay or reimburse the Funding Note Indenture Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made

                                       55

               by the Funding Note Indenture Trustee in accordance with any provision of the Funding Note Indenture (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may arise from its negligence or bad faith; and

          (iii) to indemnify the Funding Note Indenture Trustee for, and to hold it harmless against, any loss, liability or expense incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of the Funding
               Note Indenture or the trusts under the Funding Note Indenture and its duties under the Funding Note Indenture, including the costs and expenses of defending itself against or investigating any claim of liability in connection with the exercise or performance of any of its powers or duties under the Funding Note Indenture.

     (b) The obligations of Global Funding under this Section to compensate and indemnify the Funding Note Indenture Trustee and to pay or reimburse the Funding Note Indenture Trustee for expenses, disbursements and advances shall constitute additional indebtedness under the Funding
          Note Indenture and shall survive the satisfaction and discharge of the Funding Note Indenture and any resignation or removal of the Funding
          Note Indenture Trustee.

     SECTION 6.7 Corporate Trustee Required; Eligibility.

     (a) There shall at all times be a Funding Note Indenture Trustee under the Funding Note Indenture which shall:

          (i)  be a banking corporation or national association authorized under its  laws of  incorporation  or  formation  and  the  laws of the jurisdiction  in which it administers  the Funding Note Indenture and any Supplemental Funding Note Indenture to exercise corporate trust powers,  having an aggregate  capital,  surplus of at least
               $50,000,000;   provided  that  if  such  banking  corporation  or
               national  association  publishes  reports of  condition  at least annually,  pursuant to law or to the requirements of its Federal,
               State or other governmental supervisor,  then for the purposes of this  Section,  the  aggregate  capital,  surplus  and  undivided profits of such banking corporation or

                                       56

               national association shall be deemed to be its aggregate capital, surplus and undivided profits as set forth in its most recent report of condition so published;

          (ii) not be affiliated (as such term is defined in Rule 405 under the Securities Act) with Global Funding or with any Person involved in the organization or operation of Global Funding; and

          (iii) not offer or  provide  credit or  credit  enhancement  to Global
               Funding.

     (b) If at any time the Funding Note Indenture Trustee shall cease to be eligible in accordance with the provisions of Section 6.7(a) or the requirements of Section 310 of the Trust Indenture Act, the Funding
          Note Indenture Trustee shall resign immediately in the manner and with the effect specified in Section 6.8.

     SECTION 6.8 Resignation and Removal; Appointment of Successor Trustee.

     (a) The Funding Note Indenture Trustee may at any time resign by giving not less than 90 days' prior written notice of resignation to Global
          Funding and to the Holders of the Funding Note as provided in the Funding Note Indenture. Upon receiving such notice of resignation, Global Funding shall promptly cause a successor trustee with respect to the applicable series to be appointed by written instrument in duplicate, executed by Global Funding, one copy of which instrument shall be delivered to the resigning trustee and one copy to the successor trustee. If no successor trustee shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning trustee may petition any court of competent jurisdiction for the appointment of a successor trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, appoint a successor trustee.

     (b)  If at any time:

          (i)  the Funding Note Indenture  Trustee shall cease to be eligible in
               accordance   with  the   provisions  of  Section  6.7(a)  or  the
               requirements  of Section  310 of the Trust  Indenture  Act or any
               applicable  Supplemental Funding Note Indenture and shall fail to resign  pursuant to Section

                                       57

               6.7(b) or following written request therefor by Global Funding or by any such Holder pursuant to Section 6.8(c);

          (ii) the Funding Note Indenture Trustee shall become incapable of acting with respect to the Funding Note, or shall be adjudged as bankrupt or insolvent, or a receiver or liquidator of the Funding
               Note Indenture Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Funding
               Note Indenture Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation; or

          (iii) the Funding Note Indenture Trustee shall fail to comply with the obligations imposed upon it under Section 310(b) of the Trust
               Indenture Act with respect to the Funding Note after written request therefor by Global Funding or any Holder of the Funding
               Note who has been a bona fide Holder of the Funding Note for at least six months;

          then, in any such case, except during the existence of an Event of Default, Global Funding may remove the Funding Note Indenture Trustee and appoint a successor trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the Funding Note
          Indenture Trustee so removed and one copy to the successor trustee.

     (c)  In addition to the right of petition  given to the  resigning  trustee and the right of removal given to Global Funding under Sections 6.8(a)
          and  6.8(b),  respectively,  any  Holder  who has been a Holder of the
          Funding  Note for at least six months may, on behalf of itself and all
          others   similarly   situated,   petition   any  court  of   competent
          jurisdiction for the appointment of a successor trustee or the removal of the  Funding  Note  Indenture  Trustee  and  the  appointment  of a successor trustee, as the case may be. Such court may thereupon, after such notice,  if any, as it may deem proper and  prescribe,  appoint a successor  trustee or remove the Funding  Note  Indenture  Trustee and appoint a successor trustee, as the case may be.

     (d)  The Holder  Representative  may at any time  remove the  Funding  Note
          Indenture Trustee and appoint a successor trustee by delivering to the Funding Note Indenture Trustee so removed, to the successor trustee so appointed and to Global Funding the evidence provided for in Section
          8.1 of the action in that regard taken by a Holder.

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     (e) Any resignation or removal of the Funding Note Indenture Trustee and any appointment of a successor trustee pursuant to any of the provisions of this Section 6.8 shall only become effective upon acceptance of appointment by the successor trustee as provided in
          Section 6.9.

     SECTION 6.9 Acceptance of Appointment by Successor Funding Note Trustee.

     (a)  Every  successor  trustee  appointed  as provided in Section 6.8 shall execute,  acknowledge  and  deliver  to  Global  Funding  and  to  its predecessor  trustee an instrument  accepting  such  appointment,  and thereupon the resignation or removal of the predecessor  trustee shall become effective and such successor trustee,  without any further act, deed or  conveyance,  shall  become  vested with all  rights,  powers, duties and  obligations  of its  predecessor  under the  Funding  Note
          Indenture,  with like effect as if  originally  named as trustee under the Funding Note Indenture; but, nevertheless,  on the written request of Global  Funding or of the  successor  trustee,  upon payment of its charges  then  unpaid,  the trustee  ceasing to act shall,  subject to
          Section 11.4, pay over to the successor  trustee all funds at the time held by it under the  Funding  Note  Indenture  and shall  execute and deliver an instrument  transferring to such successor trustee all such rights,  powers,  duties  and  obligations.  Upon  request of any such
          successor   trustee,   Global   Funding  shall  execute  any  and  all
          instruments  in writing  for more fully and  certainly  vesting in and confirming  to such  successor  trustee  all such  rights and  powers.
          Subject to the Lien  created  under the Funding  Note  Indenture,  any trustee  ceasing to act shall,  nevertheless,  retain a claim upon all property  or funds  held or  collected  by such  trustee to secure any amounts then due it pursuant to the provisions of Section 6.6.

     (b)  Upon  acceptance of appointment by a successor  Funding Note Indenture
          Trustee as provided in this Section 6.9, Global Funding shall notify each Holder of the Funding Note and each rating agency then rating the Funding Note at the request of Global Funding. If the acceptance of appointment is substantially contemporaneous with the resignation, then the notice called for by the preceding sentence may be combined with the notice called for by Section 6.8. If Global Funding fails to make such notice within 10 days after acceptance of appointment by the successor Funding Note Indenture Trustee, the successor Funding Note
          Indenture Trustee shall cause such notice to be mailed at the expense of Global Funding.

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     SECTION 6.10 Merger, Conversion, Consolidation or Succession to Business of
Funding Note Indenture Trustee.

     (a)  Any  corporation  or entity  into  which the  Funding  Note  Indenture
          Trustee  may  be  merged  or   converted  or  with  which  it  may  be
          consolidated,  or any corporation or entity resulting from any merger, conversion  or  consolidation  to which  the  Funding  Note  Indenture
          Trustee shall be a party, or any  corporation or entity  succeeding to all or  substantially  all  of the  corporate  trust  business  of the
          Funding Note Indenture Trustee,  shall be the successor of the Funding
          Note Indenture Trustee under the Funding Note Indenture, provided that such  corporation  or entity shall be eligible under the provisions of
          Section  6.7,  without  the  execution  or  filing of any paper or any further  act on the part of any of the  parties  to the  Funding  Note
          Indenture,  anything in the Funding  Note  Indenture  to the  contrary notwithstanding.

     (b)  In case at the time  such  successor  to the  Funding  Note  Indenture
          Trustee  shall  succeed to the  trusts  created  by the  Funding  Note
          Indenture  the  Funding  Note  shall have been  authenticated  but not delivered,  any such successor to the Funding Note  Indenture  Trustee may adopt the certificate of authentication of any predecessor Funding
          Note Indenture Trustee and deliver such Funding Note so authenticated;
          and,  in case at that  time the  Funding  Note  shall  not  have  been authenticated, any successor to the Funding Note Indenture Trustee may authenticate  such Funding Note either in the name of any  predecessor under  the  Funding  Note  Indenture  or in the name of the  successor
          Funding Note Indenture Trustee; and in all such cases such certificate shall  have the full  force;  provided,  that the  right to adopt  the
          certificate  of  authentication   of  any  predecessor   Funding  Note
          Indenture  Trustee or to authenticate  the Funding Note in the name of any predecessor Funding Note Indenture Trustee shall apply only to its successor or successors by merger, conversion or consolidation.

     SECTION 6.11  Limitations  on Rights of Funding Note  Indenture  Trustee as
Creditor. The Funding Note Indenture Trustee shall comply with Section 311(a) of the Trust Indenture Act.

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                                   ARTICLE 7
     HOLDERS' LISTS AND REPORTS BY FUNDING NOTE INDENTURE TRUSTEE AND GLOBAL
                                     FUNDING

     SECTION 7.1 Global Funding to Furnish Funding Note Indenture Trustee Names and Addresses of Holders.

     In  accordance  with  Section  312(a) of the Trust  Indenture  Act,  Global
Funding  shall  furnish or cause to be furnished  to the Funding Note  Indenture
Trustee:

     (a) semi-annually not later than June 30 and December 31 of the year or upon such other dates as are set forth in or pursuant to the Funding
          Note Certificate or Supplemental Funding Note Indenture, a list, in each case in such form as the Funding Note Indenture Trustee may reasonably require, of the names and addresses of Holders as of the applicable date, and

     (b) at such other times as the Funding Note Indenture Trustee may request in writing, within 30 days after the receipt by Global Funding of any such request, a list of similar form and content as of a date not more than 15 days prior to the time such list is furnished, provided, however, that so long as the Funding Note Indenture Trustee is the Funding Note Registrar no such list shall be required to be furnished.

     SECTION 7.2 Preservation of Information; Communication to Holders.

     The Funding Note Indenture Trustee shall comply with the obligations imposed upon it pursuant to Section 312 of the Trust Indenture Act. Every Holder of the Funding Note, by receiving and holding the same, agrees with Global
Funding and the Funding Note Indenture Trustee that neither Global Funding,  the
Funding  Note  Indenture  Trustee,  any Funding Note Paying Agent or any Funding
Note Registrar shall be held accountable by reason of the disclosure of any such information as to the names and addresses of the Holders of the Funding Note in accordance with Section 312(c) of the Trust Indenture Act, regardless of the source from which such information was derived, and that the Funding Note
Indenture Trustee shall not be held accountable by reason of mailing any material pursuant to a request made under Section 312(b) of the Trust Indenture
Act.

     SECTION 7.3 Reports by Funding Note Indenture Trustee.

     (a)  Within 60 days after May 15 of each year commencing with the first May
          15 following  the issuance of the Funding Note, if required by Section
          313(a) of the Trust Indenture Act, the Funding Note Indenture Trustee shall transmit, pursuant to

                                       61

          Section 313(c) of the Trust Indenture Act, a brief report dated as of May 15 with respect to any of the events specified in Section 313(a) of the Trust Indenture Act which may have occurred since the later of the immediately preceding May 15 and the date of the Funding Note
          Indenture.

     (b) The Funding Note Indenture Trustee shall transmit the reports required by Section 313(a) of the Trust Indenture Act at the time specified therein.

     (c) The Funding Note Indenture Trustee shall comply with Section 313(b) of the Trust Indenture Act.

     (d) Reports pursuant to this Section shall be transmitted in the manner and to the Persons required by Sections 313(c) and 313(d) of the Trust
          Indenture Act.

     (e) A copy of each such report shall, at the time of such transmission to Holders, be filed by the Funding Note Indenture Trustee with each stock exchange upon which the Funding Note is listed, with the Commission and Global Funding. Global Funding will notify the Funding
          Note Indenture Trustee whether the Funding Note is listed on any stock exchange.

     (f) Within ten days following any distribution made or scheduled to be made on the Funding Note, including any Interest Payment Date or the Maturity Date, and only to the extent Global Funding is required to file reports under the Exchange Act on its own behalf, the Funding
          Note Indenture Trustee will deliver to the Funding Agreement Provider and each Holder a report substantially in the form attached as Exhibit
          C.

     SECTION 7.4 Reports by Global Funding.

     Pursuant to Section 314(a) of the Trust Indenture Act, Global Funding shall:

     (a) file, or cause to be filed, with the Funding Note Indenture Trustee, within 15 days after Global Funding is required to file the same with the Commission, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may from time to time by rules and regulations prescribe) which Global Funding may be required to file with the Commission pursuant to Section 13 or Section 15(d) of the Exchange Act; or,

                                       62

          if Global Funding is not required to file information, documents or reports pursuant to either of said Sections, then it shall file, or cause to be filed, with the Funding Note Indenture Trustee and the Commission, in accordance with rules and regulations prescribed from time to time by the Commission, such of the supplementary and periodic information, documents and reports which may be required pursuant to
          Section 13 of the Exchange Act in respect of a security listed and registered on a national securities exchange as may be prescribed form time to time in such rules and regulations; provided that if, pursuant to any publicly available interpretations of the Commission, Global
          Funding  would not be  required  to make such  filings  under  Section
          314(a) of the Trust Indenture Act, then Global Funding shall not be required to make such filings;

     (b)  file,  or  cause  to be filed on its  behalf,  with the  Funding  Note
          Indenture  Trustee and the  Commission,  in accordance  with rules and regulations  prescribed  from  time to time  by the  Commission,  such
          additional   information,   documents  and  reports  with  respect  to
          compliance by Global Funding, with the conditions and covenants of the
          Funding Note  Indenture  as may be required  from time to time by such rules and regulations; and

     (c)  transmit within 30 days after the filing thereof with the Funding Note
          Indenture Trustee, in the manner and to the extent provided in Section
          313(c) of the Trust Indenture Act, such summaries of any information, documents and reports required to be filed by or on behalf of Global
          Funding pursuant to paragraphs (a) and (b) of this Section as may be required by rules and regulations prescribed from time to time by the Commission.

     SECTION 7.5 Reports on Assessment of Compliance with Servicing Criteria and
Compliance Statements; Attestation Reports of Registered Public Accounting Firm.
To the extent Global Funding is required to file reports under the Exchange Act on its behalf, in connection with the filing of any Annual Report on Form 10-K of Global Funding filed under the Exchange Act (each, an "Annual Report"), each of the Funding Note Indenture Trustee and each Funding Note Paying Agent (unless the Funding Note Indenture Trustee is the only Funding Note Paying Agent) shall
(a) provide to the Funding Agreement Provider and Global Funding (i) a report required pursuant to Item 1122(a) of Regulation AB (17 CFR 229.1100 -
1123)("Regulation AB") on an assessment of compliance with the servicing criteria set forth in Item 1122(d) of Regulation AB (each a "Compliance Report") and (ii) a statement of compliance required pursuant to Item 1123 of Regulation
AB, each of which shall be dated the date of, and shall be filed as an exhibit to, the applicable Annual Report; and (b) cause, at the expense of the Funding
Agreement  Provider,  a

                                       63

registered public accounting firm to provide to the Funding Agreement Provider and Global Funding an attestation report on the applicable Compliance Report as required pursuant to Item 1122(b) of Regulation AB, which shall be dated the date of, and shall be filed as an exhibit to, the applicable Annual Report.

                                   ARTICLE 8
                             CONCERNING EACH HOLDER

     SECTION 8.1 Evidence of Action Taken by a Holder.

     (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by the Funding Note Indenture to be given or taken by any Holder may be embodied in and evidenced (i) by any instrument or any number of instruments of similar tenor executed by Holders in person or by agent or proxy appointed in writing, or (ii) by the record of the Holders of the Funding Note voting in favor thereof at any meeting of Holders duly called and held in accordance with the provisions of Article 12, or (iii) by a combination of such instrument or instruments and any such record of such meeting of Holders. Except as otherwise expressly provided in the Funding Note
          Indenture, such action shall become effective when such instrument or instruments are delivered to the Funding Note Indenture Trustee. Proof of execution of any instrument or of a writing appointing any such agent shall be sufficient for any purpose of the Funding Note
          Indenture and (subject to Sections 6.1 and 6.2) conclusive in favor of the Funding Note Indenture Trustee and Global Funding, if made in the manner provided in this Article. The record of any meeting of Holders of the Funding Note shall be proved in the manner provided in Section
          12.6.

     (b) Any request, demand, authorization, direction, notice, consent, waiver or other action of a Holder of the Funding Note shall bind every future Holder of the same Funding Note and the Holder of every Funding
          Note issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Funding Note Indenture Trustee or Global
          Funding in reliance thereon, whether or not notation of such action is made upon the Funding Note.

                                       64

     SECTION 8.2 Proof of  Execution  of  Instruments  and of Holding of Funding
Note.

     (a) Subject to Sections 6.1 and 6.2, the execution of any instrument by a Holder or its agent or proxy may be proved in accordance with such reasonable rules and regulations as may be prescribed by the Funding
          Note Indenture Trustee or in such manner as shall be satisfactory to the Funding Note Indenture Trustee.

     (b) The ownership, principal amount and CUSIP number of the Funding Note shall be proved by the Funding Note Register or by a certificate of the Funding Note Indenture Trustee.

     SECTION 8.3 Voting Record Date. Global Funding may set a record date for purposes of determining the identity of each Holder of the Funding Note entitled to vote or consent to any action referred to in Section 8.1, which record date may be set at any time or from time to time by notice to the Funding Note
Indenture Trustee, for any date or dates (in the case of any adjournment or resolicitation) not more than 60 days nor less than 5 days prior to the proposed date of such vote or consent, and thereafter, notwithstanding any other provisions of the Funding Note Indenture, only a Holder of the Funding Note on such record date shall be entitled to so vote or give such consent or to withdraw such vote or consent.

     SECTION 8.4 Persons Deemed to be Owners.  Global Funding,  the Funding Note
Indenture  Trustee and any agent of Global Funding or the Funding Note Indenture
Trustee may deem and treat the Holder of the Funding Note as the absolute owner of the Funding Note (whether or not the Funding Note shall be overdue and notwithstanding any notation of ownership or other writing on the Funding Note
Certificate) for the purpose of receiving payment of or on account of the principal of, any premium on, and, subject to the provisions of the Funding Note
Indenture, any interest on, and any Additional Amounts with respect to, the Funding Note and for all other purposes; and neither Global Funding nor the Funding Note Indenture Trustee nor any agent of Global Funding or the Funding
Note Indenture Trustee shall be affected by any notice to the contrary. All such payments so made to any such Person, or upon such Person's order, shall be valid, and, to the extent of the sum or sums so paid, effectual to satisfy and discharge the liability for funds payable upon the Funding Note.

     SECTION 8.5 Right of Revocation of Action Taken; Binding Effect of Actions by Holders.

     (a)  At any time  prior to (but not after) the  evidencing  to the  Funding
          Note Indenture Trustee, as provided in Section 8.1, of the taking of any action by the Holders of the percentage of the principal amount of the Funding Note specified in the Funding Note Indenture in connection with such action, any Holder of the

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          Funding  Note may, by filing  written  notice at the  Corporate  Trust
          Office and upon proof of holding as provided in this Article, revoke such action so far as concerns such Holder's interest in the Funding
          Note.

     (b)  Any action  taken by the Holders of the  percentage  of the  principal amount of the Funding Note  specified in the Funding Note Indenture in connection with such action shall be conclusively  binding upon Global
          Funding, the Funding Note Indenture Trustee and all present and future
          Holders of the Funding  Note,  of the Funding  Note issued in exchange for the Funding  Note or the Funding Note  represented  by the Funding
          Note Certificate executed, authenticated and delivered in exchange for
          the  Funding  Note   Certificate   representing   the  Funding   Note,
          irrespective  of  whether  or not any  notation  in regard of any such action is made on the applicable Funding Note Certificate.

                                   ARTICLE 9
                      SUPPLEMENTAL FUNDING NOTE INDENTURES

     SECTION  9.1  Supplemental  Funding  Note  Indentures  Without  Consent  of
Holders.

     (a)  Global Funding and the Funding Note Indenture Trustee may from time to
          time  and  at  any  time  enter  into  an  indenture   or   indentures
          supplemental  to the Funding Note  Indenture  (each,  a  "Supplemental
          Funding Note Indenture") (which shall conform to the provisions of the
          Trust Indenture Act) for one or more of the following purposes without the consent of any Holder:

          (i) for Global Funding to convey, transfer, assign, mortgage or pledge to the Funding Note Indenture Trustee as security for the Funding Note any property or assets;

          (ii) to add to the covenants of Global Funding such further covenants, restrictions,  conditions or provisions as Global Funding and the
               Funding  Note  Indenture  Trustee  shall  consider  to be for the protection  of each Holder of the Funding  Note,  and to make the occurrence,  or the occurrence and  continuance,  of a default in
               any  such  additional  covenants,  restrictions,   conditions  or
               provisions an Event of Default  permitting the enforcement of all or any of the  several  remedies  provided  in the  Funding  Note

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               Indenture as set forth in the Funding Note Indenture; provided, that in respect of any such additional covenant, restriction, condition or provision such Supplemental Funding Note Indenture may provide for a particular period of grace after default (which period may be shorter or longer than that allowed in the case of other defaults) or may provide for an immediate enforcement upon such an Event of Default or may limit the remedies available to the Funding Note Indenture Trustee upon such an Event of Default or may limit the right of the Holder Representative to waive such an Event of Default;

          (iii) to cure any ambiguity or to correct or supplement any provision contained in the Funding Note Indenture or in any Supplemental
               Funding Note Indenture or the Funding Note Certificate which may be defective or inconsistent with any other provision contained in the Funding Note Indenture or in any Supplemental Funding Note
               Indenture or the Funding Note Certificate; or to make such other provisions in regard to matters or questions arising under the Funding Note Indenture or under any Supplemental Funding Note
               Indenture or the Funding Note Certificate which shall not adversely affect the interests of the Holders of the Funding Note in any material respect; or

          (iv) to evidence and provide for the acceptance of  appointment  under the Funding Note  Indenture by a successor  trustee and to add to or change any of the  provisions of the Funding Note Indenture as
               shall  be   necessary   to   provide   for  or   facilitate   the
               administration  of the trusts under the Funding Note Indenture by more than one trustee.

     (b)  The Funding Note  Indenture  Trustee is authorized to join with Global
          Funding  in  the  execution  of any  such  Supplemental  Funding  Note
          Indenture,   and  to  make  any  further  appropriate  agreements  and
          stipulations  which may be therein  contained,  but the  Funding  Note
          Indenture  Trustee  shall  not be  obligated  to  enter  into any such
          Supplemental  Funding Note  Indenture  which  affects the Funding Note
          Indenture Trustee's own rights, duties or immunities under the Funding
          Note Indenture or otherwise.

     (c) Any Supplemental Funding Note Indenture authorized by the provisions of this Section may be executed without the consent of

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          any   Holder   of  the   Funding   Note  at  the   time   outstanding,
          notwithstanding any of the provisions of Section 9.2.

     SECTION 9.2 Supplemental Funding Note Indentures with Consent of Holders.

     (a)  With the consent  (evidenced  as provided in Article 8) of the Holders of not less than 66 2/3% of the  outstanding  principal  amount of the
          Funding Note,  Global Funding and the Funding Note  Indenture  Trustee
          may,  from time to time and at any  time,  enter  into a  Supplemental
          Funding Note  Indenture for the purpose of adding any provisions to or changing in any manner or  eliminating  any of the  provisions  of the
          Funding Note Indenture or of any  Supplemental  Funding Note Indenture
          or Funding Note  Certificate  or of modifying in any manner the rights
          of  the  Holders  of  the  Funding  Note;   provided,   that  no  such
          Supplemental  Funding Note Indenture shall, without the consent of the
          Holder of the Funding Note:

          (i) change the final maturity of the Funding Note, or reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest or any other amount payable thereon, or impair or affect the right of any Holder to institute suit for the payment thereof or modify any redemption or repayment provisions applicable to the Funding Note;

          (ii) permit the creation of any Lien on the Collateral or any part thereof (other than the Security Interest) or terminate the Security Interest as to any part of the Collateral, except as permitted by the Funding Note Indenture; or

          (iii) modify any of the provisions of this Section 9.2 except to increase the aforementioned percentage of the Funding Note required to approve any Supplemental Funding Note Indenture.

     (b) Upon the request of Global Funding, and upon the filing with the Funding Note Indenture Trustee of evidence of the consent of each Holder and other documents, if any, required by Section 8.1 the Funding Note Indenture Trustee shall join with Global Funding in the execution of such Supplemental Funding Note Indenture unless such Supplemental Funding Note Indenture affects the Funding Note Indenture
          Trustee's  own rights,  duties or  immunities  under the Funding  Note
          Indenture  or  otherwise,  in

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          which case the Funding Note Indenture Trustee may in its discretion, but shall not be obligated to, enter into such Supplemental Funding
          Note Indenture.

     (c) It shall not be necessary for the consent of the Holders under this Section to approve the particular form of any proposed Supplemental
          Funding Note Indenture, but it shall be sufficient if such consent shall approve the substance thereof.

     (d)  Promptly  after the  execution by Global  Funding and the Funding Note
          Indenture Trustee of any Supplemental Funding Note Indenture pursuant to the provisions of this Section, the Funding Note Indenture Trustee shall notify the Holders of the Funding Note, as provided in the Funding Note Indenture, setting forth in general terms the substance of such Supplemental Funding Note Indenture. Any failure of the Funding Note Indenture Trustee to provide such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such Supplemental Funding Note Indenture.

     SECTION 9.3 Compliance  with Trust  Indenture Act;  Effect of  Supplemental
Funding Note Indentures. Any Supplemental Funding Note Indenture executed pursuant to the provisions of this Article shall comply with the Trust Indenture
Act. Upon the execution of any Supplemental Funding Note Indenture pursuant to the provisions of the Funding Note Indenture, the Funding Note Indenture shall be and be deemed to be modified and amended in accordance therewith and the respective rights, limitations of rights, obligations, duties and immunities under the Funding Note Indenture of the Funding Note Indenture Trustee, Global
Funding, each agent of Global Funding and each Holder of the Funding Note shall thereafter be determined, exercised and enforced under the Funding Note
Indenture subject in all respects to such modifications and amendments, and all the terms and conditions of any such Supplemental Funding Note Indenture shall be and be deemed to be part of the terms and conditions of the Funding Note
Indenture for any and all purposes.

     SECTION 9.4 Documents to Be Given to Funding Note  Indenture  Trustee.  The
Funding Note Indenture Trustee, subject to the provisions of Sections 6.1 and 6.2, may receive a Trust Certificate and an Opinion of Counsel as conclusive evidence that any such Supplemental Funding Note Indenture complies with the applicable provisions of the Funding Note Indenture.

     SECTION 9.5 Notation on Funding Note Certificate in Respect of Supplemental
Funding Note Indentures. The Funding Note Certificate may bear a notation in form approved by the Funding Note Indenture Trustee as to any matter provided for by any Supplemental Funding Note Indenture or as to any action taken at any such meeting. If Global Funding or the Funding Note Indenture Trustee shall so

                                       69

determine, a new Funding Note Certificate representing the Funding Note so modified as to conform, in the opinion of the Funding Note Indenture Trustee and Global Funding, to any modification of the Funding Note Indenture contained in any such Supplemental Funding Note Indenture may be prepared by Global Funding, authenticated by the Funding Note Indenture Trustee and delivered in exchange for the Funding Note Certificate then representing the Funding Note.

     SECTION 9.6 Amendment to Funding Agreement(s).

     (a) Global Funding and the Funding Note Indenture Trustee may from time to time and at any time enter into or consent to one or more amendments to any Funding Agreement for one or more of the following purposes without the consent of any Holder: to cure any ambiguity or to correct or supplement any provision contained in such Funding Agreement which may be defective or inconsistent with any other provision contained in such Funding Agreement, or with any provision of the Funding Note
          Indenture, the Funding Note, the Notes, the Distribution Agreement, the Trust Agreement, the Administrative Services Agreement, the
          Coordination  Agreement,  the Name  Licensing  Agreement,  the Support
          Agreement, the Terms Agreement or the Pricing Supplement, or to make such other provisions in regard to matters or questions arising under such Funding Agreement or the Funding Note Indenture which shall not adversely affect the interests of the Holders of the Funding Note in any material respect.

     (b) With the consent (evidenced as provided in Article 8) of the Holders of not less than 66 2/3% of the outstanding principal amount of the Funding Note, Global Funding and the Funding Note Indenture Trustee may, from time to time and at any time, enter into or consent to one or more amendments to any Funding Agreement for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of such Funding Agreement; provided, that no such amendment shall change the Maturity Date (as defined in such Funding Agreement) of such Funding Agreement, or reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest or any other amount payable thereon, or impair or affect the right of the Funding
          Note Indenture Trustee or Global Funding to institute suit for the payment thereof or modify any redemption or repayment provisions applicable to such Funding Agreement without the consent of the Holder of any Funding Note affected thereby.

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     (c) The Funding Note Indenture Trustee may receive and conclusively rely upon an Opinion of Counsel stating whether or not the Funding Note would be affected by any amendment of a Funding Agreement and any such Opinion of Counsel shall be conclusive upon all the Holders of the Funding Note.

     (d)  Notwithstanding  any other  provision,  Global Funding and the Funding
          Note Indenture Trustee will not enter into or consent to any amendment to any Funding Agreement with the Funding Agreement Provider or permit any Funding Agreement to be amended or modified if such amendment or modification would cause Global Funding not to be ignored or treated as a "grantor trust" for United States federal income tax purposes (as evidenced by an Opinion of Counsel). Furthermore, Global Funding and the Funding Note Indenture Trustee will not enter into or consent to any agreement or take any action which would cause Global Funding to become required to be registered as an "investment company", or come under the "control" of an "investment company," as such terms are defined in the Investment Company Act.

     (e)  The Funding  Note  Indenture  Trustee,  subject to the  provisions  of
          Sections 6.1 and 6.2, may receive an Opinion of Counsel as conclusive evidence that any such amendment to a Funding Agreement complies with the requirements of Section 9.6(a) or (b), as applicable, and any such Opinion of Counsel shall be conclusive on the Holders of the Funding
          Note.

     (f) It shall not be necessary for the consent of the Holders under this Section to approve the particular form of any proposed amendment to a Funding Agreement, but it shall be sufficient if such consent shall approve the substance thereof.

                                   ARTICLE 10
                    CONSOLIDATION, MERGER, SALE OR CONVEYANCE

     SECTION 10.1 Global Funding May Merge, Consolidate, Sell or Convey Property
Under Certain Circumstances. Global Funding may not consolidate with, or merge into, any entity (whether or not affiliated with Global Funding), or sell, lease or convey the property of Global Funding as an entirety or substantially as an entirety, unless:

     (a) the entity formed by such consolidation or into which Global Funding is merged or the entity which acquires by conveyance or transfer the properties and assets of Global Funding substantially

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          as an entirety shall be a statutory trust formed under the laws of the State of Delaware or a corporation or other entity organized and existing under the laws of the United States of America or any State or the District of Columbia, and shall expressly assume, by a Supplemental Funding Note Indenture, executed and delivered to the Funding Note Indenture Trustee, in form satisfactory to the Funding
          Note Indenture Trustee, the due and punctual payment of the principal of, any premium and interest on, and any Additional Amounts with respect to, the Funding Note and the performance of every covenant of the Funding Note Indenture on the part of Global Funding to be performed or observed;

     (b) immediately after giving effect to such transaction, no Event of Default, and no event which, after notice or lapse of time, or both, would become an Event of Default, shall have happened and be continuing;

     (c) Global Funding has received written confirmation from any rating agency then rating the Funding Note at the request of Global Funding that such consolidation, merger, conveyance or transfer shall not cause the rating on the then outstanding Funding Note to be downgraded or withdrawn; and

     (d)  Global Funding has delivered to the Funding Note  Indenture  Trustee a
          Trust  Certificate  and an Opinion of Counsel  each  stating that such consolidation,  merger,  conveyance or transfer and such  Supplemental
          Funding  Note  Indenture   comply  with  this  Article  and  that  all
          conditions  precedent  provided  for in  the  Funding  Note  Indenture relating to such transaction have been complied with.

                                   ARTICLE 11
      SATISFACTION AND DISCHARGE OF FUNDING NOTE INDENTURE; UNCLAIMED FUNDS

     SECTION 11.1 Satisfaction and Discharge of Funding Note Indenture. If at any time (a) Global Funding shall have paid or caused to be paid all outstanding principal of, any premium and interest on, and any Additional Amounts and other amounts payable with respect to, the Funding Note, as and when the same shall have become due and payable, or (b) Global Funding shall have delivered to the Funding Note Indenture Trustee for cancellation the Funding Note Certificate representing the Funding Note theretofore authenticated (other than the Funding
Note Certificate which shall have been destroyed, lost or stolen and which shall have been replaced or paid as provided in Section 2.7) or (c) Global Funding shall have irrevocably deposited or caused to be deposited with the Funding Note
Indenture  Trustee as trust  funds the entire

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amount in cash (other than funds repaid by the Funding Note Indenture Trustee or any Funding Note Paying Agent to Global Funding in accordance with Section 11.4)
sufficient  to pay at maturity  all  amounts  payable at maturity on the Funding
Note, including any outstanding principal, interest, premium, Additional Amounts and other  amounts due or to become due to such date of maturity as the case may be, and if, in any such case,  Global Funding shall also pay or cause to be paid all other sums payable under the Funding Note Indenture by Global Funding,  then the Funding Note Indenture shall cease to be of further effect (except as to (i)
rights of  registration  of  transfer  and  exchange,  (ii)  substitution  of an
apparently  mutilated,   defaced,   destroyed,   lost  or  stolen  Funding  Note
Certificate,  (iii) rights of Holders to receive  payments of principal  of, any premium and interest on, and any  Additional  Amounts and other amounts  payable with respect to, the Funding Note,  (iv) the rights,  obligations and immunities of the Funding Note  Indenture  Trustee under the Funding Note Indenture and (v)
the rights of each Holder as  beneficiary  of the Funding  Note  Indenture  with respect to the property so deposited  with the Funding  Note  Indenture  Trustee payable to all or any of them),  and the  Funding  Note  Indenture  Trustee,  on demand of Global Funding  accompanied by a Trust  Certificate  and an Opinion of
Counsel  and at the cost and expense of Global  Funding,  shall  execute  proper instruments  acknowledging such satisfaction of and discharging the Funding Note
Indenture. Global Funding agrees to reimburse the Funding Note Indenture Trustee for any costs or expenses  thereafter  reasonably  and properly  incurred and to compensate  the  Funding  Note  Indenture  Trustee for any  services  thereafter reasonably  and  properly  rendered by the  Funding  Note  Indenture  Trustee in connection with the Funding Note Indenture or the Funding Note.

     SECTION  11.2  Application  by  Funding  Note  Indenture  Trustee  of Funds
Deposited for Payment of Funding Note. Subject to Section 11.4, all funds deposited with the Funding Note Indenture Trustee pursuant to Section 11.1 shall be held in trust in the Collection Account in accordance with Section 6.5 and applied by it to the payment, either directly, in its capacity as the Funding
Note Paying  Agent,  or through any other  Funding  Note Paying  Agent,  to each
Holder of the Funding Note for the payment or redemption of which such funds have been deposited with the Funding Note Indenture Trustee, of all sums due and to become due thereon for any principal, interest, premium, Additional Amounts or other amounts.

     SECTION 11.3 Repayment of Funds Held by Funding Note Paying Agent. In connection with the satisfaction and discharge of the Funding Note Indenture, all funds then held by any Funding Note Paying Agent under the provisions of the Funding Note Indenture shall, upon demand of Global Funding, be repaid to Global
Funding or paid to the Funding Note Indenture Trustee and thereupon such Funding
Note Paying Agent shall be released from all further liability with respect to such funds.

     SECTION  11.4 Return of Funds Held by Funding  Note  Indenture  Trustee and
Funding Note Paying Agent.  Any funds deposited with or paid to the Funding Note
Indenture Trustee or any Funding Note Paying Agent for the payment of the principal of, any interest or premium on, or any Additional Amounts or any other amounts with

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respect to, the Funding Note and not applied but remaining unclaimed for three years after the date upon which such principal, interest, premium, Additional
Amounts or any other amount shall have become due and payable, shall, upon the written request of Global Funding and unless otherwise required by mandatory provisions of applicable escheat or abandoned or unclaimed property law, be repaid to Global Funding by the Funding Note Indenture Trustee or such Funding
Note Paying Agent, and each Holder of the Funding Note shall, unless otherwise required by mandatory provisions of applicable escheat or abandoned or unclaimed property laws, thereafter look only to Global Funding for any payment which such Holder may be entitled to collect, and all liability of the Funding Note
Indenture Trustee or any Funding Note Paying Agent with respect to such funds shall thereupon cease.

                                   ARTICLE 12
                       MEETINGS OF HOLDERS OF FUNDING NOTE

     SECTION  12.1  Purposes  for Which  Meetings  May Be  Called.  A meeting of
Holders  of the  Funding  Note may be  called  at any time and from time to time
pursuant  to  this  Article  to  make,   give  or  take  any  request,   demand,
authorization,  direction,  notice,  consent, waiver or other action provided by the Funding Note Indenture to be made,  given or taken by Holders of the Funding
Note.

     SECTION 12.2 Call, Notice and Place of Meetings.

     (a)  Unless otherwise provided in the Funding Note Certificate, the Funding
          Note Indenture Trustee may at any time call a meeting of Holders of the Funding Note for any purpose specified in Section 12.1, to be held at such time and at such place in the City of New York or the city in which the Corporate Trust Office is located. Notice of every meeting of Holders of the Funding Note, setting forth the time and the place of such meeting and in general terms the action proposed to be taken at such meeting, shall be given in the manner provided in Section
          13.4, not less than 21 nor more than 180 days prior to the date fixed for the meeting.

     (b) In case at any time Global Funding or the Holder or Holders of at least 10% of the principal amount of the Funding Note shall have requested the Funding Note Indenture Trustee to call a meeting of the Holders of the Funding Note for any purpose specified in Section 12.1, by written request setting forth in reasonable detail the action proposed to be taken at the meeting, and the Funding Note Indenture
          Trustee shall not have made the first publication or mailing of the notice of such meeting within 21 days after receipt of such request or shall not thereafter proceed to cause the meeting to be held as provided in the Funding Note Indenture,

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          then Global Funding or the Holder or Holders of the Funding Note in the amount above specified, as the case may be, may determine the time and the place in the City of New York or the city in which the Corporate Trust Office is located for such meeting and may call such meeting for such purposes by giving notice thereof as provided in
          Section 12.2.

     SECTION 12.3 Persons Entitled to Vote at Meetings. To be entitled to vote at any meeting of Holders of the Funding Note, a Person shall be (a) a Holder of the Funding Note, or (b) a Person appointed by an instrument in writing as proxy for a Holder or Holders of the Funding Note by such Holder or Holders. The only
Persons who shall be entitled to be present or to speak at any meeting of Holders of the Funding Note shall be the Persons entitled to vote at such meeting and their counsel, any representatives of the Funding Note Indenture
Trustee and its counsel and any representatives of Global Funding and its counsel.

     SECTION 12.4 Quorum; Action.

     (a) The Persons entitled to vote a majority in principal amount of the Funding Note then outstanding shall constitute a quorum for a meeting of Holders of the Funding Note; provided, however, that if any action is to be taken at such meeting with respect to a consent or waiver which the Funding Note Indenture expressly provides may be given by the Holders of not less than 66 2/3% of the outstanding principal amount of the Funding Note, then Persons entitled to vote 66 2/3% of the outstanding principal amount of the Funding Note shall constitute a quorum. In the absence of a quorum within 30 minutes after the time appointed for any such meeting, the meeting shall, if convened at the request of Holders of the Funding Note, be dissolved. In any other case the meeting may be adjourned for a period of not less than 10 days as determined by the chairman of the meeting prior to the adjournment of such meeting. In the absence of a quorum at any such adjourned meeting, such adjourned meeting may be further adjourned for a period of not less than 10 days as determined by the chairman of the meeting prior to the adjournment of such adjourned meeting. Notice of the reconvening of any adjourned meeting shall be given as provided in
          Section 12.2, except that such notice need be given only once not less than five days prior to the date on which the meeting is scheduled to be reconvened. Notice of the reconvening of an adjourned meeting shall state expressly the percentage, as provided above, of the principal amount of the outstanding Funding Note which shall constitute a quorum.

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     (b)  Except as limited by the  proviso to Section  9.2(a),  any  resolution presented to a meeting or adjourned meeting duly reconvened at which a quorum is present as aforesaid may be adopted only by the  affirmative vote of the Holders of a majority of the outstanding  principal amount of the Funding Note; provided, however, that, except as limited by the proviso to Section 9.2(a),  any resolution with respect to any consent or waiver which the Funding Note Indenture  expressly  provides may be given  by the  Holders  of not  less  than 66 2/3% of the  outstanding principal amount of the Funding Note may be adopted at a meeting or an adjourned  meeting  duly  convened and at which a quorum is present as aforesaid  only by the  affirmative  vote of the Holders of 66 2/3% of the  outstanding  principal  amount of the Funding Note; and provided, further, that, except as limited by the proviso to Section 9.2(a), any
          resolution  with  respect  to  any  request,  demand,   authorization,
          direction,  notice,  consent, waiver or other action which the Funding
          Note Indenture  expressly  provides may be made, given or taken by the
          Holders of a specified  percentage,  which is less than a majority, of the outstanding principal amount of the Funding Note may be adopted at a meeting  or an  adjourned  meeting  duly  reconvened  and at which a quorum is present as aforesaid by the affirmative  vote of the Holders of such specified  percentage of the outstanding  principal  amount of the Funding Note.

     (c) Any resolution passed or decision taken at any meeting of Holders of the Funding Note duly held in accordance with this Section shall be binding on all the Holders of Funding Note, whether or not such Holders were present or represented at the meeting.

     SECTION 12.5  Determination  of Voting  Rights;  Conduct of  Adjournment of
Meetings.

     (a)  Notwithstanding  any other  provisions of the Funding Note  Indenture,
          the  Funding  Note   Indenture   Trustee  may  make  such   reasonable
          regulations as it may deem advisable for any meeting of Holders of the
          Funding Note in regard to proof of the holding of the Funding Note and of the  appointment  of proxies and in regard to the  appointment  and duties of inspectors  of votes,  the  submission  and  examination  of proxies,  certificates  and other  evidence of the right to vote,  and such other matters  concerning  the conduct of the meeting as it shall deem  appropriate.  Except as  otherwise  permitted or required by any such  regulations,  the holding of the Funding Note shall be proved in the manner

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          specified in Section 8.4 and the appointment of any proxy shall be proved in the manner specified in Section 8.2. Such regulations may provide that written instruments appointing proxies, regular on their face, may be presumed valid and genuine without the proof specified in
          Section 8.2 or other proof.

     (b) The Funding Note Indenture Trustee shall, by an instrument in writing, appoint a temporary chairman of the meeting, unless the meeting shall have been called by Global Funding or by Holders of the Funding Note as provided in Section 12.2(b), in which case Global Funding or the Holders of the Funding Note calling the meeting, as the case may be, shall in like manner appoint a temporary chairman. A permanent chairman and a permanent secretary of the meeting shall be elected by vote of the Persons entitled to vote a majority of the outstanding principal amount of the Funding Note represented at the meeting.

     (c) At any meeting, each Holder of the Funding Note or proxy shall be entitled to one vote for each $1,000 of principal amount of the Funding Note held or represented by such Holder or proxy. The chairman of the meeting shall have no right to vote, except as a Holder of the Funding Note or proxy.

     (d)  Any  meeting of Holders of the Funding  Note duly  called  pursuant to
          Section 12.2 at which a quorum is present may be adjourned from time to time by Persons entitled to vote a majority of the outstanding principal amount of the Funding Note represented at the meeting; and the meeting may be held as so adjourned without further notice.

     SECTION 12.6 Counting Votes and Recording Action of Meetings. The vote upon any resolution  submitted to any meeting of Holders of the Funding Note shall be
(a) by written  ballots  on which  shall be  subscribed  the  signatures  of the
Holders  of the  Funding  Note or of  their  representatives  by  proxy  and the principal  amounts and serial  numbers of the  outstanding  Funding Note held or represented by them or (b) by such other procedures  adopted by the Funding Note
Indenture Trustee in its discretion. The permanent chairman of the meeting shall appoint  two  inspectors  of votes who shall count all votes cast at the meeting for or against any  resolution and who shall make and file with the secretary of the meeting their  verified  written  reports in triplicate of all votes cast at the  meeting.  A record,  at least in  triplicate,  of the  proceedings  of each meeting of Holders of the Funding Note shall be prepared by the secretary of the meeting and there shall be attached to said record the  original  reports of the inspectors of votes on any vote by ballot taken thereat and affidavits by one or more persons having knowledge of the facts setting forth a copy of the notice of the meeting and showing  that said notice was given as provided in Section  12.2 and, if applicable,

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Section 12.4. Each copy shall be signed and verified by the affidavits of the permanent chairman and secretary of the meeting and one such copy shall be delivered to Global Funding, and another to the Funding Note Indenture Trustee to be preserved by the Funding Note Indenture Trustee, the latter to have attached thereto the ballots voted at the meeting. Any record so signed and verified shall be conclusive evidence of the matters therein stated.

                                   ARTICLE 13
                            MISCELLANEOUS PROVISIONS

     SECTION  13.1  No  Recourse.   Notwithstanding  anything  to  the  contrary
contained in the Funding Note  Indenture,  or the Funding  Note  Certificate  or
Supplemental Funding Note Indenture, none of the Funding Agreement Provider, its officers,  directors,  affiliates,  employees or agents,  or any of the Delaware
Trustee,  the  Funding  Note  Indenture  Trustee  or the  Global  Funding  Trust
Beneficial Owner, or any of their officers, directors,  affiliates, employees or agents (the "Nonrecourse  Parties") will be personally liable for the payment of any  principal,  interest or any other sums at any time owing under the terms of the  Funding  Note.  If any Event of Default  shall  occur  with  respect to the
Funding Note,  the right of the Holders of the Funding Note and the Funding Note
Indenture  Trustee on behalf of such Holders in  connection  with a claim on the
Funding  Note shall be limited  solely to a proceeding  against the  Collateral.
Neither  the Holders nor the  Funding  Note  Indenture  Trustee on behalf of the
Holders  will have the right to  proceed  against  the  Nonrecourse  Parties  to enforce the Funding Note (except that to the extent they exercise  their rights, if any,  to seize  the  relevant  Funding  Agreement(s),  they may  enforce  the relevant Funding Agreement(s) against the Funding Agreement Provider) or for any deficiency  judgment remaining after foreclosure of any property included in the relevant Collateral.

     It is expressly understood and agreed that nothing contained in this Section shall in any manner or way constitute or be deemed a release of the debt or other obligations evidenced by the Funding Note or otherwise affect or impair the enforceability against Global Funding of the liens, assignments, rights and the Security Interest created by or pursuant to the Funding Note Indenture, the relevant Collateral or any other instrument or agreement evidencing, securing or relating to the indebtedness or the obligations evidenced by the Funding Note.
Nothing in this Section shall preclude the Holders from foreclosing upon any property included in the Collateral or any other rights or remedies in law or in equity against Global Funding.

     SECTION 13.2  Provisions of Funding Note  Indenture for the Sole Benefit of
Parties and  Holders.  Nothing in the Funding  Note  Indenture or in the Funding
Note, expressed or implied, shall give or be construed to give to any Person, other than the parties to the Funding Note Indenture and their successors and the Holders of the Funding Note, any legal or equitable right, remedy or claim under the Funding Note Indenture or under any covenant or provision contained in the Funding Note Indenture,

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all such covenants and provisions being for the sole benefit of the parties to the Funding Note Indenture and their successors and of the Holders of the Funding Note.

     SECTION 13.3  Successors  and Assigns of Global Funding Bound by Indenture.
All the  covenants,  stipulations,  promises and  agreements in the Funding Note
Indenture contained by or in behalf of Global Funding shall bind its successors and assigns, whether so expressed or not.

     SECTION 13.4 Notices and Demands on Global Funding,  Funding Note Indenture
Trustee and any Holder.

     (a) Except as otherwise provided by this Section, any notice or demand which by any provision of the Funding Note Indenture is required or permitted to be given or served by the Funding Note Indenture Trustee or by any Holder of the Funding Note to or on Global Funding may be given or served by being deposited postage prepaid, first-class mail
          (except  as  otherwise  specifically  provided  in  the  Funding  Note
          Indenture) addressed (until another address of Global Funding is filed by Global Funding with the Funding Note Indenture Trustee) to the
          Delaware Trustee. Any notice,  direction,  request or demand by Global
          Funding or any Holder to or upon the Funding Note Indenture Trustee shall be deemed to have been sufficiently given or made, for all purposes, if given or made at the Corporate Trust Office.

     (b) Where the Funding Note Indenture provides for notice to any Holder, such notice shall be sufficiently given (unless otherwise expressly provided in the Funding Note Indenture) if in writing and mailed, first-class postage prepaid, to each Holder entitled thereto, at such Holder's last address as it appears in the Note Register. In any case where notice to any Holder is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to any other Holder.

     (c) Where the Funding Note Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by any Holder shall be filed with the Funding Note Indenture Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

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     (d) If, by reason of the suspension of or irregularities in regular mail service, it shall be impracticable to mail notice to Global Funding and each Holder when such notice is required to be given pursuant to any provision of the Funding Note Indenture, then any manner of giving such notice as shall be satisfactory to the Funding Note Indenture
          Trustee shall be deemed to be a sufficient giving of such notice.

     (e) Global Funding shall deliver promptly to each rating agency then rating the Funding Note copies of each of the following:

          (i) any repurchase of the Funding Note or any portion thereof pursuant to Section 3.3;

          (ii) any notice of any default or Event of Default;

          (iii) any notice of redemption  provided by Global Funding pursuant to
               Section 3.1(d);

          (iv) any notice of change in name, identity, organizational structure, chief executive office, or chief place of business of Global
               Funding provided by Global Funding pursuant to Section 14.4(a);

          (v)  any Supplemental Funding Note Indenture;

          (vi) any  resignation,  removal or appointment  under the Funding Note
               Indenture;

          (vii) any amendment to any Funding Agreement; and

          (viii) any other information reasonably requested by such rating agency.

         Any such notice shall be addressed to:

         Standard & Poor's Ratings Services,
         a division of The McGraw-Hill Companies, Inc.
         55 Water Street
         New York, NY  10041
         Attention:  Capital Markets
         Facsimile:  (212) 438-5215

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         Moody's Investors Service Inc.
         99 Church Street
         New York, NY  10007
         Attention:  Life Insurance Group
         Facsimile:  (212) 553-4805

         or such other address previously furnished in writing to Global Funding by the applicable rating agency.

     SECTION 13.5 Trust  Certificates and Opinions of Counsel;  Statements to be
Contained Therein.

     (a) Except as otherwise expressly provided in the Funding Note Indenture, upon any application or demand by Global Funding to the Funding Note
          Indenture Trustee to take any action under any of the provisions of the Funding Note Indenture, Global Funding shall furnish to the Funding Note Indenture Trustee a Trust Certificate stating that all conditions precedent, if any, provided for in the Funding Note
          Indenture relating to the proposed action have been complied with and an Opinion of Counsel stating that in the opinion of the applicable counsel all such conditions precedent, if any, have been complied with, except that in the case of any such application or demand as to which the furnishing of such documents is specifically required by any provision of the Funding Note Indenture relating to such particular application or demand, no additional certificate or opinion need be furnished.

     (b) Each certificate or opinion provided for in the Funding Note Indenture and delivered to the Funding Note Indenture Trustee with respect to compliance with a condition or covenant provided for in the Funding
          Note Indenture shall include:

          (i) a statement that the Person making such certificate or opinion has read such covenant or condition;

          (ii) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

          (iii) a statement  that,  in the opinion of such  Person,  he has made
               such   examination   or   investigation   or  has  received  such
               certificates,  opinions, representations or statements of counsel or accountants pursuant to paragraphs (c) or

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               (d) of this Section, as are necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

          (iv) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been complied with.

     (c)  Any  certificate,  statement or opinion of Global Funding may be based upon a certificate or opinion of or representations by counsel, unless
          Global   Funding   knows   that  the   certificate   or   opinion   or
          representations   with   respect  to  the   matters   upon  which  his
          certificate,  statement  or  opinion  may be  based as  aforesaid  are erroneous,  or in the exercise of reasonable care should know that the same are erroneous.  Any certificate,  statement or opinion of counsel may be based,  insofar as it relates  to factual  matters  information with respect to which is in the possession of Global Funding, upon the certificate,  statement  or  opinion of or  representations  by Global
          Funding, unless such counsel knows that the certificate,  statement or opinion or representations  with respect to the matters upon which the certificate,  statement  or  opinion  may be  based as  aforesaid  are erroneous,  or in the exercise of reasonable care should know that the same are erroneous.

     (d) Any certificate, statement or opinion of Global Funding or of counsel may be based, insofar as it relates to accounting matters, upon a certificate or opinion of or representations by an accountant or firm of accountants in the employ of Global Funding, unless such officer or counsel, as the case may be, knows that the certificate or opinion or representations with respect to the accounting matters upon which the certificate, statement or opinion may be based as aforesaid are erroneous, or in the exercise of reasonable care should know that the same are erroneous.

     (e)  Any  certificate  or  opinion  of  any  independent   firm  of  public
          accountants  filed  with the  Funding  Note  Indenture  Trustee  shall contain a statement that such firm is independent.

     SECTION  13.6  Governing  Law.  Pursuant  to Section  5-1401 of the General
Obligations  Law of the State of New York,  the Funding Note  Indenture  and the
Funding Note shall (unless specified otherwise in the Funding Note Certificate) be governed by, and construed in accordance with, the laws of the State of New
York, except as required by mandatory provisions of law and except to the extent that the validity or perfection

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of  Global  Funding's   ownership  of  and  security  interest  in  the  Funding
Agreement(s) or remedies under the Funding Note Indenture in respect thereof may be governed by the laws of a jurisdiction  other than the State of New York. All judicial  proceedings  brought  against  Global  Funding  or  the  Funding  Note
Indenture Trustee arising out of or relating to the Funding Note Indenture,  the
Funding Note or any portion of the  Collateral or other assets of Global Funding may be brought in any state or Federal court in the State of New York,  provided that the Funding Note  Certificate may specify other  jurisdictions  as to which
Global Funding may consent to the  nonexclusive  jurisdiction of its courts with respect to the Funding Note.

     SECTION 13.7 Counterparts. The Funding Note Indenture may be executed in any number of counterparts, each of which shall be an original; but such counterparts shall together constitute but one and the same instrument.

     SECTION 13.8 Trust Indenture Act to Control. If and to the extent that any provision of the Funding Note Indenture limits, qualifies or conflicts with any duties under any required provision of the Trust Indenture Act imposed on the Funding Note Indenture by Section 318(c) of the Trust Indenture Act, such provision of the Trust Indenture Act shall control.

     SECTION 13.9 Judgment Currency. Global Funding will indemnify the Holder of the Funding Note against any judgment or order being given or made for any amount due under such Funding Note and that judgment or order requiring payment in a currency (the "Judgment Currency") other than the Specified Currency, and as a result of any variation between:

     (a) the rate of exchange at which the Specified Currency amount is converted into the Judgment Currency for the purpose of that judgment or order; and

     (b) the rate of exchange at which the Holder, on the date of payment of that judgment or order, is able to purchase the Specified Currency with the amount of the Judgment Currency actually received.

                                   ARTICLE 14
                                SECURITY INTEREST

     SECTION 14.1 Security Interest.

     (a)  To  secure  the  full  and  punctual  payment  of the  Obligations  in accordance  with the terms of the Funding Note Indenture and to secure the performance of Global Funding's obligations under the Funding Note
          and  the  Funding  Note   Indenture,   Global   Funding   pledges  and
          collaterally  assigns to and with the Funding Note

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          Indenture Trustee for the benefit of each Holder of the Funding Note and any other Person for whose benefit the Funding Note Indenture
          Trustee is or will be holding the Collateral (the "Secured Parties"), and grants to the Funding Note Indenture Trustee for the benefit of each Secured Party, a security interest in the Collateral, and all of the rights and privileges of Global Funding in and to the Collateral
          (the "Security Interest"), effective as of the Original Issue Date of the Funding Note.

     (b)  It is expressly agreed that anything therein contained to the contrary notwithstanding, Global Funding shall remain liable under each Funding
          Agreement to perform all the obligations assumed by it thereunder, all in accordance  with and pursuant to the terms and provisions  thereof, and the Funding Note Indenture  Trustee shall not have any obligations or  liabilities  by  reason  of or  arising  out of the  Funding  Note
          Indenture, nor shall the Funding Note Indenture Trustee be required or obligated  in any  manner to perform or  fulfill  any  obligations  of
          Global Funding under or pursuant to such Funding  Agreement or to make any payment,  to make any inquiry as to the nature or  sufficiency  of
          any  payment   received  by  it,  or,  prior  to  the  occurrence  and
          continuance of an Event of Default,  to present or file any claim,  or to take any action to collect or enforce  the  payment of any  amounts that may have been  assigned  to it or to which it may be  entitled at any time or times.

     (c)  The  Funding  Note  Indenture  Trustee  acknowledges  the grant of the
          Security Interest upon the issuance of the Funding Note, accepts the trusts under the Funding Note Indenture in accordance with the provisions of the Funding Note Indenture and agrees to perform its duties in the Funding Note Indenture to the end that the interests of each Secured Party may be adequately and effectively protected.

     SECTION 14.2 Representations and Warranties. Global Funding represents and warrants as of the date of the Funding Note Indenture as follows:

     (a)  Global   Funding  owns  each  Funding   Agreement   that  secures  the
          Obligations and all of the rest of the  Collateral,  free and clear of any Liens other than the Security Interest in the Collateral.

     (b) Global Funding has not performed any acts which might prevent the Funding Note Indenture Trustee from enforcing any of the terms of the Funding Note Indenture or which would limit the Funding Note Indenture
          Trustee in any such  enforcement.  Other

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          than financing statements or other similar or equivalent documents or instruments with respect to the Security Interest, no financing statement, mortgage, security agreement or similar or equivalent document or instrument covering all or any part of the Collateral is on file or of record in any jurisdiction in which such filing or recording would be effective to perfect a Lien on such Collateral. No
          Collateral  is in the  possession  of any Person  (other  than  Global
          Funding or its agent) asserting any claim thereto or security interest therein, except that the Funding Note Indenture Trustee or its designee may have possession of Collateral as contemplated by the Funding Note Indenture.

     (c) Each Security Interest constitutes a valid security interest securing the Obligations. When (i) the financing statements shall have been filed in the appropriate offices in Illinois, Delaware and New York,
          (ii) the Funding Note Indenture Trustee or its agent shall have taken possession of each applicable Funding Agreement, (iii) Global Funding shall have pledged and collaterally assigned each applicable Funding
          Agreement to the Funding Note Indenture Trustee and given written notice to the Funding Agreement Provider of each such assignment to the Funding Note Indenture Trustee and (iv) the Funding Agreement
          Provider shall have given its express written consent to such pledge and collateral assignment and affirmed in writing that the Funding
          Agreement Provider has changed its books and records to reflect such pledge and collateral assignment to the Funding Note Indenture
          Trustee, such Security Interest shall constitute a first priority perfected security interest in the Collateral, enforceable against Global Funding, Global Funding's creditors and any purchaser from Global Funding.

     SECTION 14.3 Additional Representations and Warranties. Global Funding represents and warrants as of the date of the Funding Note Indenture that:

     (a)  to the  extent the  creation  of a security  interest  in any  Funding
          Agreement  is  governed  by  the  applicable  UCC,  the  Funding  Note
          Indenture creates a valid security interest (as defined in the applicable UCC) in each Funding Agreement in favor of the Funding Note
          Indenture Trustee for the benefit and security of the Secured Parties, which security interest is prior to all other Liens;

     (b) to the extent the UCC applies, each Funding Agreement consists of "general intangibles," "payment intangibles" and/or "instruments" within the meaning of the applicable UCC;

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     (c)  subject  to the grant of  security  interest,  pledge  and  collateral assignment of Global Funding's  estate,  right,  title and interest in each Funding Agreement, Global Funding is a party to and is the Person entitled to payment  under each  Funding  Agreement on the date of the
          Funding  Note  Indenture  free  and  clear  of  any  Lien,   claim  or
          encumbrance  of any  Person,  other  then the Lien  created  under the
          Funding  Note  Indenture  or any Lien  otherwise  permitted  under the
          Funding Note Indenture;

     (d) to the extent the UCC applies, Global Funding has caused or will have caused, within ten days after the date of the Funding Note Indenture, the filing of all appropriate financing statements in the proper filing office in the appropriate jurisdictions under applicable law in order to perfect the security interest in each Funding Agreement granted to the Funding Note Indenture Trustee for the benefit and security of the Secured Parties under the Funding Note Indenture;

     (e) all original executed copies of each instrument that constitutes or evidences each Funding Agreement have been delivered to the Funding
          Note  Indenture  Trustee or a custodian for the Funding Note Indenture
          Trustee (the "Custodian");

     (f) where all original executed copies of each instrument that constitutes or evidences each Funding Agreement have been delivered to the Custodian, Global Funding has received a written acknowledgment from the Custodian that, for so long as the Security Interest has not been terminated pursuant to Section 14.9, the Custodian is holding the instruments that constitute or evidence each Funding Agreement solely on behalf of the Funding Note Indenture Trustee;

     (g)  other than the security interest granted to the Funding Note Indenture
          Trustee for the benefit and security of the Secured Parties pursuant to the Funding Note Indenture, Global Funding has not pledged, assigned, sold, granted a security interest in, or otherwise conveyed any of the Funding Agreements;

     (h) Global Funding has not authorized the filing of and is not aware of any financing statements against Global Funding that include a description of collateral covering the Funding Agreement other than any financing statement relating to the security interest granted to the Funding Note Indenture Trustee for the benefit and security of the Secured Parties under the Funding Note Indenture or that has been terminated;

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     (i) Global Funding is not aware of any judgment or tax lien filings against Global Funding; and

     (j)  none of the  instruments  that  constitute  or  evidence  any  Funding
          Agreement has any marks or notations indicating that they have been pledged, assigned or otherwise conveyed to any Person other than the Funding Note Indenture Trustee for the benefit and security of the Secured Parties.

     The foregoing representations and warranties shall survive the execution and delivery of the Funding Note. No party to the Funding Note Indenture shall waive any of the foregoing representations and warranties. Subject to Section
14.9, Global Funding shall maintain the perfection and priority of the security interest in each Funding Agreement.

     SECTION 14.4 Further Assurances; Covenants.

     (a) Global Funding will not change its name, identity or organizational structure in any manner unless it shall have given the Funding Note
          Indenture  Trustee  at least 30 days'  prior  notice  thereof.  Global
          Funding will not change the location of its chief executive office or chief place of business unless it shall have given the Funding Note
          Indenture Trustee at least 30 days' prior notice thereof.

     (b) Global Funding will, from time to time and upon advice of counsel, at Global Funding's expense, execute, deliver, file and record any statement, assignment, instrument, document, agreement or other paper and take any other action, (including, without limitation, any filings of financing or continuation statements) that from time to time may be necessary or desirable, or that the Funding Note Indenture Trustee may reasonably request, in order to create, preserve, perfect, confirm or validate the Security Interest or to enable the Holders of the Funding
          Note to obtain the full benefits of the Funding Note Indenture, or to enable the Funding Note Indenture Trustee to exercise and enforce any of its rights, powers and remedies under the Funding Note Indenture with respect to any Collateral. To the extent permitted by applicable law, Global Funding authorizes the Funding Note Indenture Trustee to execute and file financing statements or continuation statements without Global Funding's signature appearing thereon. Global Funding agrees that a carbon, photographic, photostatic or other reproduction of the Funding Note Indenture or of a financing statement is sufficient as a financing statement. Global Funding shall pay the costs of,

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          or incidental to, any recording or filing of any financing or continuation statements concerning any Collateral.

     (c) If any Collateral is at any time in the possession or control of any warehouseman, bailee or any of Global Funding's agents or processors, Global Funding shall notify such warehouseman, bailee, agent or processor of the Security Interest created by the Funding Note
          Indenture  and to  hold  all  such  Collateral  for the  Funding  Note
          Indenture  Trustee's  account  subject to the Funding  Note  Indenture
          Trustee's instructions.

     (d)  Global  Funding will,  promptly  upon request,  provide to the Funding
          Note Indenture Trustee all information and evidence it may reasonably request concerning the Collateral to enable the Funding Note Indenture
          Trustee to enforce the provisions of the Funding Note Indenture.

     (e)  Not more than six  months  nor less than 30 days prior to each date on which  Global  Funding  proposes  to take any action  contemplated  by
          Section 14.4(a),  Global Funding shall, at its cost and expense, cause to be delivered to the Funding  Note  Indenture  Trustee an Opinion of
          Counsel,  satisfactory to the Funding Note Indenture  Trustee,  to the effect that all financing  statements  and  amendments or  supplements thereto,  continuation  statements and other documents  required to be recorded  or filed  in  order to  perfect  and  protect  the  Security
          Interest  for  a  period,   specified  in  such  Opinion  of  Counsel,
          continuing  until a date not  earlier  than 18 months from the date of such Opinion of Counsel,  against all creditors of and purchasers from
          Global  Funding have been filed in each filing  office  necessary  for such  purpose and that all filing fees and taxes,  if any,  payable in connection with such filings have been paid in full.

     (f)  From time to time upon request by the Funding Note Indenture  Trustee,
          Global Funding shall,  at its cost and expense,  cause to be delivered
          to  the  Funding  Note   Indenture   Trustee  an  Opinion  of  Counsel
          satisfactory to the Funding Note Indenture  Trustee as to such matters relating  to the  Security  Interest  as the  Funding  Note  Indenture
          Trustee or the Holder Representative may reasonably request.

     SECTION 14.5 General  Authority.  Global Funding  irrevocably  appoints the
Funding Note Indenture Trustee its true and lawful attorney, with full power of substitution, in the name of Global Funding, the Funding Note Indenture Trustee, the Holders of the Funding Note or otherwise, for the sole use and benefit of the Secured

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Parties, but at Global Funding's expense, to the extent permitted by law to exercise, at any time and from time to time while an Event of Default has occurred and is continuing, all or any of the following powers with respect to all or any of the Collateral:

     (a) to demand, sue for, collect, receive and give acquittance for any and all monies due or to become due thereon or by virtue thereof,

     (b) to settle, compromise, compound, prosecute or defend any action or proceeding with respect thereto,

     (c) to sell, transfer, assign or otherwise deal in or with the same or the proceeds or avails thereof, as fully and effectually as if the Funding
          Note Indenture Trustee were the absolute owner thereof, and

     (d) to extend the time of payment of any or all thereof and to make any allowance and other adjustments with reference thereto;

provided that the Funding Note Indenture Trustee shall give Global Funding not less than 10 days' prior notice of the time and place of any sale or other intended disposition of any of the Collateral, except any part of the Collateral which threatens to decline speedily in value or is of a type customarily sold on a recognized market.

     SECTION 14.6 Remedies Upon Event of Default. If any Event of Default has occurred and is continuing, the Funding Note Indenture Trustee may exercise on behalf of the Secured Parties all rights of a secured party under applicable law and, in addition, the Funding Note Indenture Trustee may, without being required to give any notice, except as provided in the Funding Note Indenture or as may be required by mandatory provisions of law, (i) apply all cash, if any, then held by it as all or part of the Collateral as specified in Section 5.3 and (ii) if there shall be no such cash or if such cash shall be insufficient to pay all the Obligations in full, sell the Collateral (including each applicable Funding
Agreement) or any part thereof at public or private sale, for cash, upon credit or for future delivery, and at such price or prices as the Funding Note
Indenture Trustee may deem satisfactory. Any Holder may be the purchaser of any or all of the Collateral so sold at any public sale (or, if the Collateral is of a type customarily sold in a recognized market or is of a type which is the subject of widely distributed standard price quotations, at any private sale).
Global Funding will execute and deliver such documents and take such other action as the Funding Note Indenture Trustee deems necessary or advisable in order that any such sale may be made in compliance with law. Upon any such sale the Funding Note Indenture Trustee shall have the right to deliver, assign and transfer to the purchaser thereof the Collateral so sold. Each purchaser at any such sale shall hold the Collateral so sold to it absolutely and free from any claim or right of whatsoever kind, including any equity or right of redemption of Global Funding which may be waived, and Global Funding, to the extent

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permitted by law, specifically waives all rights of redemption, stay or appraisal which it has or may have under any law. The notice (if any) of such sale shall (A) in the case of a public sale, state the time and place fixed for such sale, and (B) in the case of a private sale, state the day after which such sale may be consummated. Any such public sale shall be held at such time or times within ordinary business hours and at such place or places as the Funding
Note Indenture Trustee may fix in the notice of such sale. At any such sale the Collateral may be sold in one lot as an entirety or in separate parcels, as the Funding Note Indenture Trustee may determine. The Funding Note Indenture Trustee shall not be obligated to make any such sale pursuant to any such notice. The
Funding Note Indenture Trustee may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for the sale, and such sale may be made at any time or place to which the same may be so adjourned. In the case of any sale of all or any part of the Collateral on credit or for future delivery, the Collateral so sold may be retained by the Funding Note Indenture Trustee until the selling price is paid by the purchaser thereof, but the Funding Note
Indenture Trustee shall not incur any liability in the case of the failure of such purchaser to take up and pay for the Collateral so sold and, in the case of any such failure, such Collateral may again be sold upon like notice. The
Funding Note Indenture Trustee, instead of exercising the power of sale conferred upon it in the Funding Note Indenture, may proceed by a suit or suits at law or in equity to foreclose a Security Interest and sell any Collateral, or any portion thereof, under a judgment or decree of a court or courts of competent jurisdiction.

     SECTION 14.7  Limitation on Duties of Funding Note  Indenture  Trustee with
Respect to Collateral. Beyond the exercise of reasonable care in the custody thereof, the Funding Note Indenture Trustee shall have no duty as to any portion of the Collateral in its possession or control or in the possession or control of any agent or bailee or as to the preservation of rights against prior parties or any other rights pertaining thereto. The Funding Note Indenture Trustee shall be deemed to have exercised reasonable care in the custody of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which it accords its own property, and shall not be liable or responsible for any loss or damage to any of the Collateral, or for any diminution in the value thereof, by reason of the act or omission of any warehouseman, carrier, forwarding agency, consignee or other agent or bailee selected by the Funding
Note Indenture Trustee in good faith.

     SECTION 14.8 Concerning the Funding Note Indenture Trustee. In furtherance and not in derogation of the rights, privileges and immunities of the Funding
Note Indenture Trustee specified in the Funding Note Indenture:

     (a) the Funding Note Indenture Trustee is authorized to take all such action as is provided to be taken by it as Funding Note Indenture
          Trustee under this Article and all other action reasonably incidental thereto. As to any matters not expressly provided for in this Article
          (including,  without limitation, the timing and

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          methods of realization upon any Collateral) the Funding Note Indenture
          Trustee shall act or refrain from acting in accordance with written instructions from the Holder or Holders of the required percentage of the principal amount of the Funding Note for any instructions or, in the absence of such instructions, in accordance with its discretion;
          and

     (b) the Funding Note Indenture Trustee shall not be responsible for the existence, genuineness or value of any of the Collateral or for the validity, perfection, priority or enforceability of the Security
          Interest in any of the Collateral, whether impaired by operation of law or by reason of any action or omission to act on its part under the Funding Note Indenture.

     SECTION 14.9 Termination of Security Interest. The Security Interest shall terminate and all rights to the Collateral shall revert to Global Funding upon:
(i) the repayment in full of all Obligations; or (ii) concurrently with the payment of the Immediate Redemption Price pursuant to Section 3.1(i). Upon such termination of the Security Interest, and delivery of a certificate by Global
Funding to such effect, the Funding Note Indenture Trustee will, at the expense of Global Funding, execute and deliver to Global Funding such documents as Global Funding shall reasonably request to evidence the termination of the Security Interest.


                                       91

                                                               EXHIBIT A-1


      FORM OF FUNDING NOTE CERTIFICATE RELATED TO SECURED MEDIUM TERM NOTES
                                ISSUED UNDER THE
                        SECURED MEDIUM TERM NOTES PROGRAM






                                      A-1-1



                                                                 EXHIBIT A-2

      FORM OF FUNDING NOTE CERTIFICATE RELATED TO SECURED MEDIUM TERM NOTES
                                ISSUED UNDER THE
                      ALLSTATE LIFE(R) CORENOTES(R) PROGRAM








                                      A-2-1




                                                                 EXHIBIT B


                      FORM OF CERTIFICATE OF AUTHENTICATION

         This Funding Note Certificate is the Funding Note Certificate representing the Funding Note described in the within-mentioned Funding Note
Indenture.


                                       J.P. MORGAN TRUST COMPANY,
                                       NATIONAL ASSOCIATION, as Funding
                                       Note Indenture Trustee

                                       By:
                                          --------------------------------
                                             Authorized Signatory


Dated:






                                       B-1



                                                                 EXHIBIT C

    FORM OF FUNDING NOTE INDENTURE TRUSTEE REPORT PURSUANT TO SECTION 7.3(f)

Allstate Life Global Funding

Funding Note Indenture Trustee Report for Payment Date -:

1.   the amount received by the Funding Note Indenture Trustee as of the last
     Payment Date in respect of the principal, interest and premium, if any, on Funding Agreements issued by Allstate Life Insurance Company ("Allstate
     Life"),

2. the amount of payment on such Payment Date to holders allocable to principal and premium, if any, and interest on the Funding Notes of Allstate Life Global Funding and the amount of unpaid interest accrued on such Funding Notes as of such Payment Date.

3. the aggregate original stated principal amount of the Funding Agreements, the current interest rate thereon at the close of business on such Payment
     Date, and

4. the aggregate principal balance of the Funding Notes at the close of business on such Payment Date.

FUNDING NOTE NO. / FUNDING AGREEMENT NO(S). / CUSIP / ISSUE DATE / MATURITY
/ TYPE / RATE / INTEREST DUE / UNPAID INTEREST ACCRUED / * PRINCIPAL DUE
/ ORIGINAL OUTSTANDING / CURRENT OUTSTANDING(1)

5. the amounts of compensation received by the Funding Note Indenture Trustee during the period relating to such Payment Date.

Paid by Global Funding: -
Paid by Allstate Life: -



* Principal Due includes any applicable premium.

--------
(1) To be in chart format on actual report. These items are column titles.




                                       C-1
